Filed Pursuant to Rule 433
Registration Statement No. 333-133985
April 2, 2007

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$835,630,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2007-WF1 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/Fitch/DBRS)
A1(4)	398,505,000	1M LIBOR	2.07	1-78	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
A2(5)	169,041,000	1M LIBOR	0.81	1-21	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
A3(5)	28,807,000	1M LIBOR	2.00	21-27	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
A4(5)	68,527,000	1M LIBOR	3.50	27-71	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
A5(5)	27,452,000	1M LIBOR	6.42	71-78	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
M1	31,373,000	1M LIBOR	4.66	44-78	14.65%	TBD	2/25/2037	Aa1/AA+/AA(high)
M2	19,926,000	1M LIBOR	4.57	42-78	12.30%	TBD	2/25/2037	Aa2/AA/AA
M3	13,567,000	1M LIBOR	4.52	41-78	10.70%	TBD	2/25/2037	Aa3/AA-/AA(low)
M4	13,143,000	1M LIBOR	4.48	40-78	9.15%	TBD	2/25/2037	A1/A+/A(high)
M5	12,719,000	1M LIBOR	4.46	40-78	7.65%	TBD	2/25/2037	A2/A/A
M6	9,327,000	1M LIBOR	4.43	39-78	6.55%	TBD	2/25/2037	A3/A-/A(low)
M7	8,903,000	1M LIBOR	4.43	39-78	5.50%	TBD	2/25/2037	Baa1/BBB+/BBB(high)
M8	8,479,000	1M LIBOR	4.40	38-78	4.50%	TBD	2/25/2037	Baa2/BBB/BBB
M9	6,360,000	1M LIBOR	4.40	38-78	3.75%	TBD	2/25/2037	Baa3/BBB-/BBB(low)
B1	5,935,000	1M LIBOR	4.40	38-78	3.05%	TBD	2/25/2037	Ba1/BB+/BB(high)
B2	5,088,000	1M LIBOR	4.37	37-78	2.45%	TBD	2/25/2037	Ba2/BB/BB
B3	8,478,000	1M LIBOR	4.17	37-76	1.45%	TBD	2/25/2037	Ba2/NR/BB

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/Fitch/DBRS)
A1(4)	398,505,000	1M LIBOR	2.25	1-172	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
A2(5)	169,041,000	1M LIBOR	0.81	1-21	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
A3(5)	28,807,000	1M LIBOR	2.00	21-27	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
A4(5)	68,527,000	1M LIBOR	3.50	27-71	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
A5(5)	27,452,000	1M LIBOR	8.43	71-173	18.35%	TBD	2/25/2037	Aaa/AAA/AAA
M1	31,373,000	1M LIBOR	5.10	44-141	14.65%	TBD	2/25/2037	Aa1/AA+/AA(high)
M2	19,926,000	1M LIBOR	4.98	42-134	12.30%	TBD	2/25/2037	Aa2/AA/AA
M3	13,567,000	1M LIBOR	4.92	41-128	10.70%	TBD	2/25/2037	Aa3/AA-/AA(low)
M4	13,143,000	1M LIBOR	4.87	40-124	9.15%	TBD	2/25/2037	A1/A+/A(high)
M5	12,719,000	1M LIBOR	4.82	40-119	7.65%	TBD	2/25/2037	A2/A/A
M6	9,327,000	1M LIBOR	4.76	39-113	6.55%	TBD	2/25/2037	A3/A-/A(low)
M7	8,903,000	1M LIBOR	4.72	39-108	5.50%	TBD	2/25/2037	Baa1/BBB+/BBB(high)
M8	8,479,000	1M LIBOR	4.65	38-102	4.50%	TBD	2/25/2037	Baa2/BBB/BBB
M9	6,360,000	1M LIBOR	4.59	38-96	3.75%	TBD	2/25/2037	Baa3/BBB-/BBB(low)
B1	5,935,000	1M LIBOR	4.52	38-90	3.05%	TBD	2/25/2037	Ba1/BB+/BB(high)
B2	5,088,000	1M LIBOR	4.40	37-83	2.45%	TBD	2/25/2037	Ba2/BB/BB
B3	8,478,000	1M LIBOR	4.17	37-76	1.45%	TBD	2/25/2037	Ba2/NR/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.45%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, A4 and A5 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated February 20, 2007 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated February 20, 2007.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms
Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2007-WF1

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in April 2007.

Cut-off Date:	March 1, 2007

Pricing Date:	March 26 , 2007

Closing Date:	March 30, 2007

Settlement Date:	March 30, 2007

Delay Days:	0 day delay

Dated Date:	March 25, 2007

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.009% of the loan principal balance annually.

Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.

Clearing/Registration:	Book-entry through DTC, and only upon request, through Clearstream, Luxembourg and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

ERISA Eligibility:	The Class A and Class M Certificates are expected to be ERISA eligible, provided that the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

		Principal	% of
	Mortgage	Balance	Principal
Originator*	Loans	($)	Balance
Wells Fargo Bank, N.A.	5,652	$847,925,170.01	100.00%
Total:	5,652	$847,925,170.01	100.00%

		Principal	% of
	Mortgage	Balance	Principal
Origination Channel*	Loans	($)	Balance
Retail	2,461	$428,337,839.16	50.52%
Wholesale	1,610	247,036,330.59	29.13
Correspondent	1,581	172,551,000.26	20.35
Total:	5,652	$847,925,170.01	100.00%

		Principal	% of
	Mortgage	Balance	Principal
Servicer*	Loans	($)	Balance
Wells Fargo Bank, N.A	5,652	$847,925,170.01	100.00%
Total:	5,652	$847,925,170.01	100.00%

* Information herein is as of the Cut-off Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid, will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3, A4 and A5 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until such class has been reduced to zero; and

B.	All principal from Group 2 will be paid to the Class A2, A3, A4 and A5 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)
To the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 36.70% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on March 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay Servicing Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

4)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

5)
To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

6)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

7)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, sequentially and in that order;

8)	To pay the Credit Risk Manager Fee;

9)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

10)
Any interest remaining after the application of priorities (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Senior Certificates and Subordinate Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	37	105,313,000	4.84
2	808,398,000	5.42	38	100,140,000	4.85
3	784,034,000	5.36	39	95,222,000	4.86
4	760,390,000	5.28	40	90,558,000	4.87
5	737,444,000	5.20	41	86,064,000	4.88
6	715,176,000	5.12	42	81,909,000	4.89
7	693,564,000	5.04	43	77,839,000	4.90
8	672,593,000	4.98	44	74,024,000	4.91
9	652,241,000	4.92	45	70,378,000	4.91
10	632,489,000	4.88	46	66,901,000	4.92
11	613,323,000	4.84	47	63,680,000	4.93
12	594,721,000	4.81	48	60,542,000	4.93
13	576,589,000	4.78	49	57,574,000	4.94
14	554,119,000	4.76	50	54,691,000	4.95
15	531,819,000	4.74	51	52,063,000	4.96
16	509,773,000	4.73	52	49,519,000	4.97
17	487,896,000	4.73	53	47,060,000	4.97
18	466,444,000	4.72	54	44,770,000	4.98
19	445,245,000	4.71	55	42,566,000	4.99
20	424,472,000	4.71	56	40,446,000	4.99
21	404,036,000	4.71	57	38,496,000	5.00
22	384,025,000	4.71	58	36,546,000	5.01
23	364,522,000	4.71	59	34,765,000	5.01
24	345,529,000	4.72	60	33,069,000	5.02
25	279,900,000	4.72	61	31,416,000	5.02
26	244,626,000	4.73	62	29,865,000	5.03
27	213,847,000	4.74	63	28,390,000	5.03
28	190,444,000	4.75	64	26,987,000	5.04
29	172,129,000	4.76	65	25,654,000	5.05
30	157,629,000	4.77	66	24,386,000	5.05
31	146,012,000	4.78	67	23,182,000	5.06
32	136,515,000	4.79	68	22,037,000	5.06
33	128,800,000	4.80	69	20,948,000	5.07
34	122,440,000	4.81	70	19,914,000	5.08
35	116,420,000	4.82	71	18,930,000	5.08
36	110,739,000	4.83	72	17,995,000	5.09

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	For the purchase of any replacement interest rate swap agreement (if necessary);

(10)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(11)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 40-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	34,531,000
2	0	32	34,356,000
3	0	33	33,821,000
4	0	34	33,031,000
5	0	35	32,236,000
6	0	36	31,434,000
7	0	37	30,644,000
8	0	38	29,863,000
9	0	39	29,088,000
10	0	40	28,317,000
11	0	41	27,569,000
12	0	42	26,800,000
13	0	43	26,070,000
14	0	44	25,336,000
15	0	45	24,617,000
16	0	46	23,910,000
17	0	47	23,193,000
18	0	48	22,506,000
19	0	49	21,827,000
20	0	50	21,174,000
21	989,000	51	20,504,000
22	2,380,000	52	19,858,000
23	3,782,000	53	19,234,000
24	5,175,000	54	18,610,000
25	18,340,000	55	18,005,000
26	24,026,000	56	17,417,000
27	28,693,000	57	16,825,000
28	31,619,000	58	16,270,000
29	33,372,000	59	15,708,000
30	34,266,000	60	15,156,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)	For the purchase of any replacement interest rate cap agreement (if necessary); and

(8)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and for (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

All of the Mortgage Loans were originated or acquired by Wells Fargo Bank, N.A. and as of the Cut-off Date will also be serviced by Wells Fargo Bank, N.A.

Approximately 52.43% of the mortgage loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. Approximately 4.62% of the first lien mortgage loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A. (“Wells Fargo”), has instituted a policy of waiving prepayment penalties payable by a borrower on each mortgage loan originated through Wells Fargo’s retail or wholesale channel and which is refinanced through Wells Fargo's retail channel on or after the one year anniversary of the related note date. If a borrower either (i) refinances prior to the one year anniversary or (ii) refinances at any time through a third-party channel such as a mortgage broker, then the prepayment penalty will not be waived.

Credit Risk Manager

Clayton Fixed Income Services Inc. (“CFISI”) will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicer with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Monitoring of the servicer’s claim process for loans with primary mortgage insurance to ensure claims are filed in an accurate and timely way.

•	Review of the prepayment premium collections by the servicer.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. The allocation of losses to a subordinate class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and each of Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2 and B3 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each class of Class B Certificates will be senior to all other classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates have each been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.45% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.45% of the Cut-off Date collateral balance and (b) approximately 2.90% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [42.00]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

April 2009 to March 2010	[1.30]% for the first month, plus an additional 1/12th of
[1.60]% for each month thereafter

April 2010 to March 2011	[2.90]% for the first month, plus an additional 1/12th of
[1.65]% for each month thereafter

April 2011 to March 2012	[4.55]% for the first month, plus an additional 1/12th of
[1.35]% for each month thereafter

April 2012 to March 2013	[5.90]% for the first month, plus an additional 1/12th of
[0.70]% for each month thereafter

April 2013 and thereafter	[6.60]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Pat Quinn	(212) 526-9519
	Matt Dunn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

Moody’s	Gregory Bessermann	(415) 553-0323
Fitch	Padma Rajagopal	(212) 908-0376
DBRS	Mark Zelmanovich	(212) 806-3260

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES
Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.36	2.61	2.07	1.64	1.27
Window (mos)	1-121	1-95	1-78	1-65	1-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	1/25/2010	5/25/2009	12/25/2008	9/25/2008	6/25/2008

Class A3
Avg. Life (yrs)	3.24	2.46	2.00	1.66	1.41
Window (mos)	34-46	26-33	21-27	18-22	15-19
Expected Final Mat.	1/25/2011	12/25/2009	6/25/2009	1/25/2009	10/25/2008

Class A4
Avg. Life (yrs)	5.98	4.62	3.50	2.52	2.06
Window (mos)	46-111	33-87	27-71	22-59	19-32
Expected Final Mat.	6/25/2016	6/25/2014	2/25/2013	2/25/2012	11/25/2009

Class A5
Avg. Life (yrs)	9.99	7.84	6.42	5.35	3.49
Window (mos)	111-121	87-95	71-78	59-65	32-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M1
Avg. Life (yrs)	6.52	5.25	4.66	4.56	4.57
Window (mos)	37-121	40-95	44-78	49-65	55-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M2
Avg. Life (yrs)	6.52	5.23	4.57	4.30	4.42
Window (mos)	37-121	39-95	42-78	45-65	50-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M3
Avg. Life (yrs)	6.52	5.21	4.52	4.18	4.15
Window (mos)	37-121	39-95	41-78	44-65	47-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M4
Avg. Life (yrs)	6.52	5.21	4.48	4.11	4.00
Window (mos)	37-121	38-95	40-78	42-65	45-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	6.52	5.19	4.46	4.04	3.87
Window (mos)	37-121	38-95	40-78	41-65	43-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M6
Avg. Life (yrs)	6.52	5.19	4.43	4.00	3.79
Window (mos)	37-121	38-95	39-78	40-65	42-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M7
Avg. Life (yrs)	6.52	5.19	4.43	3.97	3.72
Window (mos)	37-121	38-95	39-78	40-65	41-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M8
Avg. Life (yrs)	6.52	5.18	4.40	3.93	3.67
Window (mos)	37-121	37-95	38-78	39-65	40-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M9
Avg. Life (yrs)	6.52	5.18	4.40	3.92	3.63
Window (mos)	37-121	37-95	38-78	38-65	39-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class B1
Avg. Life (yrs)	6.52	5.18	4.40	3.88	3.60
Window (mos)	37-121	37-95	38-78	38-65	39-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class B2
Avg. Life (yrs)	6.52	5.17	4.37	3.88	3.56
Window (mos)	37-121	37-95	37-78	38-65	38-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class B3
Avg. Life (yrs)	6.24	4.95	4.17	3.70	3.41
Window (mos)	37-119	37-93	37-76	37-63	37-53
Expected Final Mat.	2/25/2017	12/25/2014	7/25/2013	6/25/2012	8/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.63	2.84	2.25	1.79	1.38
Window (mos)	1-257	1-208	1-172	1-144	1-122
Expected Final Mat.	8/25/2028	7/25/2024	7/25/2021	3/25/2019	5/25/2017

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	1/25/2010	5/25/2009	12/25/2008	9/25/2008	6/25/2008

Class A3
Avg. Life (yrs)	3.24	2.46	2.00	1.66	1.41
Window (mos)	34-46	26-33	21-27	18-22	15-19
Expected Final Mat.	1/25/2011	12/25/2009	6/25/2009	1/25/2009	10/25/2008

Class A4
Avg. Life (yrs)	5.98	4.62	3.50	2.52	2.06
Window (mos)	46-111	33-87	27-71	22-59	19-32
Expected Final Mat.	6/25/2016	6/25/2014	2/25/2013	2/25/2012	11/25/2009

Class A5
Avg. Life (yrs)	13.07	10.34	8.43	7.02	4.65
Window (mos)	111-259	87-210	71-173	59-145	32-123
Expected Final Mat.	10/25/2028	9/25/2024	8/25/2021	4/25/2019	6/25/2017

Class M1
Avg. Life (yrs)	7.19	5.79	5.10	4.93	5.42
Window (mos)	37-215	40-173	44-141	49-118	56-100
Expected Final Mat.	2/25/2025	8/25/2021	12/25/2018	1/25/2017	7/25/2015

Class M2
Avg. Life (yrs)	7.17	5.75	4.98	4.65	4.71
Window (mos)	37-205	39-164	42-134	45-112	50-95
Expected Final Mat.	4/25/2024	11/25/2020	5/25/2018	7/25/2016	2/25/2015

Class M3
Avg. Life (yrs)	7.14	5.71	4.92	4.52	4.44
Window (mos)	37-197	39-157	41-128	44-107	47-91
Expected Final Mat.	8/25/2023	4/25/2020	11/25/2017	2/25/2016	10/25/2014

Class M4
Avg. Life (yrs)	7.11	5.69	4.87	4.43	4.27
Window (mos)	37-190	38-152	40-124	42-103	45-88
Expected Final Mat.	1/25/2023	11/25/2019	7/25/2017	10/25/2015	7/25/2014

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	7.08	5.64	4.82	4.34	4.13
Window (mos)	37-183	38-146	40-119	41-99	43-84
Expected Final Mat.	6/25/2022	5/25/2019	2/25/2017	6/25/2015	3/25/2014

Class M6
Avg. Life (yrs)	7.04	5.61	4.76	4.27	4.02
Window (mos)	37-175	38-139	39-113	40-94	42-80
Expected Final Mat.	10/25/2021	10/25/2018	8/25/2016	1/25/2015	11/25/2013

Class M7
Avg. Life (yrs)	6.99	5.57	4.72	4.21	3.93
Window (mos)	37-168	38-132	39-108	40-90	41-76
Expected Final Mat.	3/25/2021	3/25/2018	3/25/2016	9/25/2014	7/25/2013

Class M8
Avg. Life (yrs)	6.92	5.50	4.65	4.14	3.85
Window (mos)	37-159	37-126	38-102	39-85	40-72
Expected Final Mat.	6/25/2020	9/25/2017	9/25/2015	4/25/2014	3/25/2013

Class M9
Avg. Life (yrs)	6.83	5.42	4.59	4.08	3.76
Window (mos)	37-149	37-118	38-96	38-80	39-68
Expected Final Mat.	8/25/2019	1/25/2017	3/25/2015	11/25/2013	11/25/2012

Class B1
Avg. Life (yrs)	6.72	5.34	4.52	3.98	3.69
Window (mos)	37-140	37-110	38-90	38-75	39-63
Expected Final Mat.	11/25/2018	5/25/2016	9/25/2014	6/25/2013	6/25/2012

Class B2
Avg. Life (yrs)	6.58	5.22	4.40	3.90	3.58
Window (mos)	37-130	37-102	37-83	38-69	38-59
Expected Final Mat.	1/25/2018	9/25/2015	2/25/2014	12/25/2012	2/25/2012

Class B3
Avg. Life (yrs)	6.24	4.95	4.17	3.70	3.41
Window (mos)	37-119	37-93	37-76	37-63	37-53
Expected Final Mat.	2/25/2017	12/25/2014	7/25/2013	6/25/2012	8/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES
Available Funds Cap Schedule* (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.84686	7.82906	7.83930	35	18.51387	18.89904	18.67734	69	15.57297	16.06079	15.77956
2	22.43539	22.41694	22.42756	36	20.37815	20.80437	20.55904	70	15.01335	15.48518	15.21314
3	21.76362	21.74570	21.75601	37	18.29917	18.68795	18.46417	71	14.95894	15.43052	15.15859
4	22.56213	22.54356	22.55425	38	18.79993	19.20146	18.97034	72	16.50082	17.02266	16.72171
5	21.90474	21.88670	21.89708	39	18.75338	19.20747	18.94609	73	12.29887	12.76996	12.49825
6	21.97487	21.95678	21.96719	40	19.34728	19.82843	19.55148	74	12.70947	13.19600	12.91536
7	22.77949	22.76072	22.77153	41	18.62033	19.08827	18.81891	75	12.30011	12.77070	12.49921
8	22.09523	22.07701	22.08749	42	18.52454	18.99223	18.72301	76	12.71077	13.19677	12.91636
9	22.89006	22.87217	22.88246	43	19.03879	19.52593	19.24551	77	12.30138	12.77144	12.50019
10	22.18260	22.16522	22.17522	44	18.32895	18.80013	18.52889	78	12.30201	12.77182	12.50068
11	22.21327	22.19583	22.20587	45	18.87104	19.35134	19.07483	79	12.71274	13.19794	12.91787
12	23.76748	23.74877	23.75954	46	18.16795	18.63866	18.36767	80	12.30330	12.77258	12.50166
13	22.25261	22.23504	22.24515	47	18.07959	18.55260	18.28027	81	12.71408	13.19873	12.91889
14	22.87348	22.85526	22.86575	48	19.91891	20.44231	20.14095	82	12.30460	12.77335	12.50265
15	22.00086	21.98316	21.99335	49	17.90230	18.37877	18.10442	83	12.30525	12.77374	12.50314
16	22.56860	22.55024	22.56080	50	18.40470	18.89676	18.61343	84	13.62440	14.14278	13.84332
17	21.65204	21.63421	21.64447	51	17.75015	18.21770	17.94847	85	12.30657	12.77452	12.50414
18	21.46004	21.44213	21.45244	52	18.25417	18.74339	18.46168	86	12.71748	13.20074	12.92147
19	21.95832	21.93975	21.95044	53	17.58168	18.05742	17.78346	87	12.30791	12.77531	12.50515
20	21.01794	20.99990	21.01029	54	17.49971	17.97516	17.70136	88	12.71887	13.20156	12.92251
21	23.48209	23.68668	23.56891	55	17.99761	18.48862	18.20585	89	12.30927	12.77610	12.50616
22	22.71568	22.93081	22.80698	56	17.33606	17.81095	17.53745	90	12.30995	12.77650	12.50666
23	22.48460	22.69965	22.57587	57	17.83367	18.32408	18.04163	91	12.72099	13.20280	12.92408
24	24.61976	24.85775	24.72076	58	17.17466	17.64933	17.37594	92	12.31133	12.77731	12.50768
25	20.66569	20.88055	20.75688	59	17.09987	17.57432	17.30103	93	12.72242	13.20365	12.92513
26	20.52481	20.74674	20.61900	60	18.19722	18.70414	18.41213	94	12.31272	12.77813	12.50870
27	19.78058	20.06950	19.90320	61	15.57060	16.04458	15.77152	95	12.31342	12.77854	12.50922
28	19.95023	20.25455	20.07938	62	16.01937	16.50892	16.22687	96	13.63350	14.14813	13.85006
29	18.88492	19.17930	19.00986	63	15.43813	15.91164	15.63881	97	12.31484	12.77937	12.51024
30	18.55791	18.85217	18.68279	64	15.88524	16.37430	16.09249	98	12.72608	13.20578	12.92779
31	18.91424	19.23058	19.04850	65	15.30898	15.78202	15.50941	99	12.31628	12.78021	12.51128
32	18.10475	18.41075	18.23461	66	15.24838	15.72119	15.44869	100	12.72757	13.20665	12.92885
33	19.29018	19.65608	19.44547	67	15.69352	16.18183	15.90037	101	12.31773	12.78106	12.51231
34	18.62521	19.00290	18.78550	68	15.12931	15.60163	15.32936

(1)	Based on one-month LIBOR, six-month LIBOR and one-year CMT of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	2.28%	31	4.24%
2	2.36%	32	4.04%
3	2.23%	33	4.28%
4	2.48%	34	4.10%
5	2.34%	35	4.09%
6	2.39%	36	4.60%
7	2.64%	37	4.05%
8	2.51%	38	4.16%
9	2.75%	39	4.08%
10	2.63%	40	4.29%
11	2.68%	41	4.11%
12	3.08%	42	4.12%
13	2.77%	43	4.29%
14	2.95%	44	4.11%
15	2.80%	45	4.33%
16	2.97%	46	4.16%
17	2.80%	47	4.15%
18	2.80%	48	4.68%
19	2.98%	49	4.14%
20	2.80%	50	4.31%
21	4.15%	51	4.16%
22	4.13%	52	4.34%
23	4.12%	53	4.15%
24	4.62%	54	4.14%
25	4.11%	55	4.31%
26	4.27%	56	4.13%
27	4.11%	57	4.33%
28	4.28%	58	4.15%
29	4.09%	59	4.14%
30	4.07%	60	4.51%

(1)	Based on forward one-month LIBOR, six-month LIBOR and one-year CMT curves.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(4)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES
SASCO 2007-WF1 Collateral Summary - Aggregate
Collateral information is as of the Cut-Off Date.

Total Number of Loans	5,652	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$847,925,170	No	97.6%
Average Loan Principal Balance	$150,022	Yes	2.4%
Fixed Rate	20.2%
Adjustable Rate	79.8%	Primary Mortgage Insurance Coverage
Prepayment Premium	73.5%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.6%	No	95.4%
Weighted Average Margin	5.5%	Yes	4.6%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.5%	1st Lien	97.0%
Weighted Average Floor	5.7%	2nd Lien	3.0%
Weighted Average Original Term (mo.)	354
Weighted Average Remaining Term (mo.)	351	Loan Purpose
Weighted Average Loan Age (mo.)	3	Purchase	48.4%
Weighted Average LTV(1)	84.4%	Cash Out Refinance	24.1%
Weighted Average Effective LTV(2)	83.8%	Debt Consolidation	16.3%
Weighted Average Combined LTV(3)	88.1%	Rate/Term Refinance	8.3%
% of Loans with Junior Liens	19.5%	Home Improvement	2.9%
Non-Zero Weighted Average FICO	617
% IO Loans	10.2%	Occupancy Status
		Primary Home	92.9%
		Investment	5.1%
Product Type		Second Home	1.9%
2 Year Hybrid (Non-Balloon)	69.4%
Fixed Rate (Non-Balloon)	13.9%	Geographic Distribution
2 Year Hybrid (Balloon)	7.6%	(Other states account individually for less than
Fixed Rate (Balloon)	6.3%	3% of the Cut-Off Date principal balance)
3 Year Hybrid (Non-Balloon)	2.5%	CA	13.0%
1 Year ARM (Non-Balloon)	0.3%	FL	7.6%
		TX	5.0%
		MD	4.3%
Amortization Type		AZ	4.2%
Fully Amortizing	75.9%	IL	4.1%
Balloon	13.9%	VA	3.8%
Interest-Only	10.2%	GA	3.7%
		NJ	3.4%
Documentation Type		PA	3.4%
Full Documentation	82.0%	NY	3.2%
Stated Income/Stated Asset	13.7%	WI	3.0%
Stated Income/Verified Asset	3.9%
Lite Documentation	0.4%

(1) Includes the loan in the securitization and any senior liens.
(2) LTV after taking mortgage insurance into account.
(3) Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	3,239	$507,779,314.89	59.88%	8.612%	100.00%	613	84.81%	82.92%	2.50%
Fixed Rate - 30 Year	1,352	108,958,598.25	12.85	9.566	0.00	617	85.11	90.23	1.75
3/27 ARM (LIBOR)	109	17,769,717.03	2.10	8.327	100.00	626	82.44	83.12	2.63
Fixed Rate - 15 Year	82	5,601,979.52	0.66	9.137	0.00	600	75.29	92.35	0.64
1 Year ARM (CMT)	11	2,714,753.88	0.32	9.788	100.00	584	77.24	72.02	0.00
Fixed Rate - 20 Year	8	772,019.75	0.09	9.267	0.00	619	86.29	100.00	0.00
Subtotal (Fully Amortizing):	4,801	$643,596,383.32	75.90%	8.776%	82.08%	614	84.68%	84.22%	2.34%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	272	$64,276,294.40	7.58%	8.164%	100.00%	616	87.08%	81.78%	0.00%
Fixed Rate - 30/40 Year Balloon	177	32,054,845.52	3.78	8.406	0.00	625	82.18	83.58	3.72
Fixed Rate - 15/30 Year Balloon	134	21,326,176.38	2.52	8.471	0.00	614	82.31	82.69	0.79
Subtotal (Balloon):	583	$117,657,316.30	13.88%	8.286%	54.63%	618	84.88%	82.43%	1.16%

Interest-Only Loans:
2/28 ARM (LIBOR)	247	$80,939,065.55	9.55%	7.730%	100.00%	641	81.53%	65.34%	5.06%
3/27 ARM (LIBOR)	11	3,581,425.84	0.42	7.799	100.00	649	80.40	41.53	0.00
Fixed Rate - 30 Year	10	2,150,979.00	0.25	7.577	0.00	647	76.13	80.22	0.00
Subtotal (Interest-Only):	268	$86,671,470.39	10.22%	7.729%	97.52%	642	81.35%	64.73%	4.72%

Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	268	$86,671,470.39	100.00%	7.729%	97.52%	642	81.35%	64.73%	4.72%
Total:	268	$86,671,470.39	100.00%	7.729%	97.52%	642	81.35%	64.73%	4.72%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
30 Year Amortization	4,845	$658,548,560.43	77.67%	8.762%	80.22%	614	84.68%	84.09%	2.31%
40 Year Amortization	449	96,331,139.92	11.36	8.245	66.72	619	85.45	82.38	1.24
Interest-Only	268	86,671,470.39	10.22	7.729	97.52	642	81.35	64.73	4.72
15 Year Amortization	82	5,601,979.52	0.66	9.137	0.00	600	75.29	92.35	0.64
20 Year Amortization	8	772,019.75	0.09	9.267	0.00	619	86.29	100.00	0.00
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	837	$28,037,952.73	3.31%	10.902%	28.47%	614	89.40%	95.49%	1.90%
50,000.01 - 100,000.00	1,511	114,577,738.93	13.51	9.325	65.43	606	84.12	90.35	2.16
100,000.01 - 150,000.00	1,204	149,100,986.45	17.58	8.926	76.82	608	84.49	88.76	1.65
150,000.01 - 200,000.00	849	146,971,642.11	17.33	8.463	82.62	614	83.86	85.33	1.98
200,000.01 - 250,000.00	443	98,932,794.07	11.67	8.476	86.10	619	84.69	83.57	3.66
250,000.01 - 300,000.00	266	72,625,355.80	8.57	8.278	87.73	614	84.72	85.28	1.07
300,000.01 - 350,000.00	172	55,625,498.23	6.56	8.117	85.96	619	84.81	75.32	1.74
350,000.01 - 400,000.00	118	44,296,866.29	5.22	8.255	87.06	630	84.20	66.97	2.53
400,000.01 - 450,000.00	77	32,876,687.70	3.88	7.965	91.00	628	86.85	66.39	2.71
450,000.01 - 500,000.00	52	24,781,346.62	2.92	8.060	92.52	619	84.28	71.58	3.88
500,000.01 - 550,000.00	34	17,852,981.26	2.11	8.009	91.25	640	85.09	61.78	0.00
550,000.01 - 600,000.00	25	14,383,349.40	1.70	7.930	79.97	631	84.44	60.16	8.00
600,000.01 - 650,000.00	20	12,478,504.10	1.47	8.148	84.67	637	85.85	65.29	5.18
650,000.01 >=	44	35,383,466.32	4.17	7.534	89.47	656	77.52	66.47	5.73
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1st Lien	5,025	$822,760,134.07	97.03%	8.503%	82.29%	617	83.90%	81.44%	2.50%
2nd Lien	627	25,165,035.94	2.97	11.777	0.00	627	99.54	99.67	0.00
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Purchase	2,963	$410,087,464.76	48.36%	8.668%	84.97%	628	89.06%	76.16%	2.54%
Cash Out Refinance	1,274	204,521,791.43	24.12	8.439	75.35	608	78.80	86.58	2.69
Debt Consolidation	794	138,303,456.07	16.31	8.507	77.93	603	79.22	88.66	1.47
Rate/Term Refinance	490	70,004,844.63	8.26	8.985	66.05	608	85.76	89.04	1.95
Home Improvement	131	25,007,613.12	2.95	8.264	81.83	611	77.48	83.16	4.88
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Primary Home	5,224	$788,063,071.88	92.94%	8.565%	79.53%	615	84.29%	84.02%	1.95%
Investment	338	43,530,701.62	5.13	9.181	83.37	650	85.47	56.40	7.44
Second Home	90	16,331,396.51	1.93	8.752	85.93	640	85.25	51.64	11.59
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	216	$26,928,155.90	3.18%	8.609%	0.00%	611	80.85%	84.70%	0.76%
181 - 240	8	772,019.75	0.09	9.267	0.00	619	86.29	100.00	0.00
241 - 360	5,428	820,224,994.36	96.73	8.600	82.55	617	84.48	81.88	2.48
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	216	$26,928,155.90	3.18%	8.609%	0.00%	611	80.85%	84.70%	0.76%
181 - 240	8	772,019.75	0.09	9.267	0.00	619	86.29	100.00	0.00
241 - 360	5,428	820,224,994.36	96.73	8.600	82.55	617	84.48	81.88	2.48
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
CA	335	$110,130,107.61	12.99%	7.841%	88.79%	631	81.02%	69.66%	2.27%
FL	350	64,399,128.21	7.59	8.434	81.89	624	84.10	70.39	1.79
TX	368	42,146,432.20	4.97	8.955	64.84	616	86.97	81.28	2.53
MD	182	36,705,717.77	4.33	8.224	76.74	608	80.87	88.63	1.74
AZ	184	35,782,806.22	4.22	8.321	91.15	628	82.94	78.55	2.81
IL	260	34,973,742.22	4.12	8.972	78.62	612	86.26	86.58	0.48
VA	161	32,224,131.52	3.80	8.430	75.87	614	83.33	80.52	0.00
GA	207	31,072,126.28	3.66	8.744	78.60	626	86.90	83.74	0.75
NJ	121	29,095,625.89	3.43	8.482	85.78	612	82.81	82.82	6.87
PA	276	28,498,596.56	3.36	8.960	71.56	613	85.85	86.75	2.22
Other	3,208	402,896,755.53	47.52	8.811	78.61	613	85.23	86.16	2.76
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	319	$41,756,314.76	4.92%	8.170%	69.46%	600	49.23%	85.96%	0.00%
60.01 to 70.00%	310	54,368,832.87	6.41	8.113	73.88	596	66.12	90.23	0.00
70.01 to 80.00%	1,668	282,039,628.03	33.26	7.968	84.15	614	78.71	87.70	0.00
80.01 to 85.00%
With MI:	21	2,315,042.42	0.27	8.809	58.72	609	84.91	94.61	100.00
Without MI:	459	74,708,663.85	8.81	8.544	78.74	597	84.37	89.37	0.00
85.01 to 90.00%
With MI:	38	9,027,788.98	1.06	8.642	82.60	646	89.82	51.87	100.00
Without MI:	717	128,507,445.21	15.16	8.621	79.67	620	89.67	81.22	0.00
90.01 to 95.00%
With MI:	40	6,214,879.63	0.73	9.064	89.63	635	94.85	77.07	100.00
Without MI:	846	120,351,412.39	14.19	9.308	84.31	621	94.84	73.00	0.00
95.01 to 100.00%
With MI:	19	2,979,887.21	0.35	9.512	95.45	642	100.00	44.44	100.00
Without MI:	588	100,490,238.72	11.85	9.129	90.21	645	99.97	65.46	0.00
Subtotal (First Lien):	5,025	$822,760,134.07	97.03%	8.503%	82.29%	617	83.90%	81.44%	2.50%

Second Lien Loans:
Less than 60.01%	1	$10,985.09	0.00%	12.250%	0.00%	658	31.48%	100.00%	0.00%
80.01 to 85.00%	2	50,578.86	0.01	12.503	0.00	597	82.88	100.00	0.00
85.01 to 90.00%	2	53,615.48	0.01	11.570	0.00	637	88.40	100.00	0.00
90.01 to 95.00%	36	1,359,977.08	0.16	11.875	0.00	620	94.67	100.00	0.00
95.01 to 100.00%	586	23,689,879.43	2.79	11.770	0.00	627	99.91	99.65	0.00
Subtotal (Second Lien):	627	$25,165,035.94	2.97%	11.777%	0.00%	627	99.54%	99.67%	0.00%

Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	319	$41,756,314.76	4.92%	8.170%	69.46%	600	49.23%	85.96%	0.00%
60.01 to 70.00%	406	72,555,687.47	8.56	8.317	77.23	608	72.91	82.45	25.07
70.01 to 80.00%	1,690	284,390,371.67	33.54	7.975	83.93	613	78.77	87.76	0.83
80.01 to 85.00%	459	74,708,663.85	8.81	8.544	78.74	597	84.37	89.37	0.00
85.01 to 90.00%	717	128,507,445.21	15.16	8.621	79.67	620	89.67	81.22	0.00
90.01 to 95.00%	846	120,351,412.39	14.19	9.308	84.31	621	94.84	73.00	0.00
95.01 to 100.00%	588	100,490,238.72	11.85	9.129	90.21	645	99.97	65.46	0.00
Subtotal (First Lien):	5,025	$822,760,134.07	97.03%	8.503%	82.29%	617	83.90%	81.44%	2.50%

Second Lien Loans:
Less than 60.01%	1	$10,985.09	0.00%	12.250%	0.00%	658	31.48%	100.00%	0.00%
80.01 to 85.00%	2	50,578.86	0.01	12.503	0.00	597	82.88	100.00	0.00
85.01 to 90.00%	2	53,615.48	0.01	11.570	0.00	637	88.40	100.00	0.00
90.01 to 95.00%	36	1,359,977.08	0.16	11.875	0.00	620	94.67	100.00	0.00
95.01 to 100.00%	586	23,689,879.43	2.79	11.770	0.00	627	99.91	99.65	0.00
Subtotal (Second Lien):	627	$25,165,035.94	2.97%	11.777%	0.00%	627	99.54%	99.67%	0.00%

Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

*LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	317	$41,586,616.20	4.90%	8.168%	69.34%	599	49.22%	85.90%	0.00%
60.01 to 70.00%	301	51,364,715.46	6.06	8.168	72.75	593	66.00	89.66	0.00
70.01 to 80.00%	776	126,393,508.37	14.91	8.401	75.53	594	77.40	85.85	0.00
80.01 to 85.00%
With MI:	21	2,315,042.42	0.27	8.809	58.72	609	84.91	94.61	100.00
Without MI:	445	72,841,017.03	8.59	8.534	78.47	596	84.14	90.93	0.00
85.01 to 90.00%
With MI:	37	8,879,589.26	1.05	8.611	82.31	647	89.81	51.07	100.00
Without MI:	735	135,463,141.46	15.98	8.550	80.54	622	88.93	80.54	0.00
90.01 to 95.00%
With MI:	39	6,040,183.77	0.71	9.055	89.33	637	94.85	76.40	100.00
Without MI:	907	130,873,453.66	15.43	9.180	85.10	621	93.55	74.83	0.00
95.01 to 100.00%
With MI:	21	3,302,782.79	0.39	9.549	95.89	635	99.29	49.87	100.00
Without MI:	1,426	243,700,083.65	28.74	8.251	90.49	636	88.22	79.40	0.00
Subtotal (First Lien):	5,025	$822,760,134.07	97.03%	8.503%	82.29%	617	83.90%	81.44%	2.50%

Second Lien Loans:
Less than 60.01%	1	$10,985.09	0.00%	12.250%	0.00%	658	31.48%	100.00%	0.00%
80.01 to 85.00%	2	50,578.86	0.01	12.503	0.00	597	82.88	100.00	0.00
85.01 to 90.00%	2	53,615.48	0.01	11.570	0.00	637	88.40	100.00	0.00
90.01 to 95.00%	36	1,359,977.08	0.16	11.875	0.00	620	94.67	100.00	0.00
95.01 to 100.00%	586	23,689,879.43	2.79	11.770	0.00	627	99.91	99.65	0.00
Subtotal (Second Lien):	627	$25,165,035.94	2.97%	11.777%	0.00%	627	99.54%	99.67%	0.00%

Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Not Available	3	$133,386.12	0.02%	11.062%	47.74%	N/A	69.71%	100.00%	0.00%
500 - 520	99	11,582,961.82	1.37	9.696	89.90	511	70.81	100.00	2.27
521 - 540	231	27,900,986.37	3.29	9.690	88.01	532	72.75	99.72	0.71
541 - 560	312	43,798,769.25	5.17	9.008	83.05	551	74.07	98.60	1.23
561 - 580	679	98,982,947.35	11.67	8.988	79.37	571	83.13	99.17	2.93
581 - 600	1,017	133,033,518.80	15.69	8.554	79.64	590	83.06	99.66	1.41
601 - 620	1,056	149,745,801.54	17.66	8.542	78.67	610	87.14	99.23	1.67
621 - 640	858	140,920,839.86	16.62	8.393	77.85	630	85.35	71.37	2.18
641 - 660	651	103,580,162.39	12.22	8.445	78.30	650	87.64	59.52	3.63
661 - 680	366	64,982,244.46	7.66	8.377	81.01	669	87.62	53.78	2.23
681 - 700	160	30,581,094.18	3.61	8.186	76.53	690	86.57	45.79	0.71
701 - 720	92	19,035,550.81	2.24	8.223	81.84	708	86.38	57.28	6.51
721 - 740	56	11,034,079.59	1.30	8.195	82.03	729	84.14	53.32	10.58
741 - 760	29	4,143,856.38	0.49	8.624	89.69	748	85.40	27.51	10.10
761 - 780	22	4,092,771.13	0.48	8.897	94.74	768	94.22	43.89	22.60
781 >=	21	4,376,199.96	0.52	8.229	97.24	793	79.46	49.52	0.00
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Single Family	5,212	$772,596,381.86	91.12%	8.618%	79.59%	616	84.45%	82.99%	2.35%
Condo	285	46,334,708.13	5.46	8.284	85.22	627	83.93	76.84	3.32
2-4 Family	152	28,609,677.32	3.37	8.630	77.97	634	82.70	62.86	2.98
PUD	3	384,402.70	0.05	9.278	87.26	575	89.54	100.00	0.00
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$162,898,488.42	$9,990,736.53	$480,105,449.89	$0.00	$0.00	$0.00	$652,994,674.84
Fixed Rate	53,096,905.71	7,378,517.86	11,539,318.99	98,849,855.86	0.00	0.00	170,864,598.42
3 Year Hybrid	5,962,330.65	0.00	2,890,380.27	12,498,431.95	0.00	0.00	21,351,142.87
1 Year ARM	2,714,753.88	0.00	0.00	0.00	0.00	0.00	2,714,753.88
Total:	$224,672,478.66	$17,369,254.39	$494,535,149.15	$111,348,287.81	$0.00	$0.00	$847,925,170.01

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	19.21%	1.18%	56.62%	0.00%	0.00%	0.00%	77.01%
Fixed Rate	6.26	0.87	1.36	11.66	0.00	0.00	20.15
3 Year Hybrid	0.70	0.00	0.34	1.47	0.00	0.00	2.52
1 Year ARM	0.32	0.00	0.00	0.00	0.00	0.00	0.32
Total:	26.50%	2.05%	58.32%	13.13%	0.00%	0.00%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
3% 2% of Orig. Bal.	2,504	$420,891,156.45	49.64%	8.302%	98.90%	614	84.25%	83.80%	2.23%
None	1,720	224,672,478.66	26.50	9.088	76.37	626	85.49	77.60	2.41
3% 2% 1% of Orig. Bal	554	71,650,465.96	8.45	8.477	10.20	616	79.79	88.40	1.69
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	371	61,657,614.19	7.27	8.718	63.57	616	84.39	77.41	3.35
2% of UPB	149	21,485,054.28	2.53	8.761	76.59	607	86.26	90.13	4.12
Other	354	47,568,400.47	5.61	8.902	55.17	615	86.17	79.12	3.30
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Full Documentation	4,939	$695,139,237.71	81.98%	8.564%	78.36%	607	83.51%	100.00%	1.87%
Stated Income/Stated Asset	578	116,535,524.84	13.74	8.867	88.26	663	89.11	0.00	4.78
Stated Income/Verified Asset	115	32,783,175.41	3.87	8.435	79.49	665	86.24	0.00	6.05
Lite Documentation	20	3,467,232.05	0.41	8.475	98.48	653	78.71	0.00	0.00
Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	3	$1,040,250.80	0.12%	5.247%	100.00%	617	80.00%	100.00%	0.00%
5.501 to 6.000	16	5,243,254.81	0.62	5.844	100.00	654	74.20	75.14	0.00
6.001 to 6.500	54	13,993,206.43	1.65	6.403	100.00	645	77.94	91.15	0.00
6.501 to 7.000	211	54,529,010.41	6.43	6.856	100.00	639	76.79	88.30	0.00
7.001 to 7.500	303	70,870,915.03	8.36	7.355	100.00	625	78.92	90.39	1.97
7.501 to 8.000	571	120,233,317.31	14.18	7.819	100.00	620	80.91	83.19	1.17
8.001 to 8.500	579	102,284,039.44	12.06	8.330	100.00	617	85.03	82.89	4.88
8.501 to 9.000	709	119,538,918.22	14.10	8.814	100.00	610	87.36	78.70	2.23
9.001 to 9.500	506	78,082,536.38	9.21	9.301	100.00	612	88.96	71.55	4.53
9.501 to 10.000	456	61,102,588.82	7.21	9.816	100.00	611	91.36	68.30	2.34
10.001 to 10.500	219	26,524,255.61	3.13	10.302	100.00	602	90.68	74.16	4.40
10.501 to 11.000	163	16,307,344.48	1.92	10.766	100.00	587	88.36	79.13	2.40
Greater than 11.000	99	7,310,933.85	0.86	11.511	100.00	577	87.13	78.31	3.35
Subtotal (ARM Loans):	3,889	$677,060,571.59	79.85%	8.457%	100.00%	617	84.52%	80.45%	2.54%

Fixed Rate Loans:
6.001 to 6.500	5	$1,801,221.95	0.21%	6.402%	0.00%	652	73.53%	100.00%	0.00%
6.501 to 7.000	30	6,285,307.40	0.74	6.896	0.00	660	73.32	88.14	0.00
7.001 to 7.500	59	11,805,999.99	1.39	7.321	0.00	640	76.67	87.88	0.00
7.501 to 8.000	154	25,957,472.78	3.06	7.836	0.00	625	75.99	87.53	0.34
8.001 to 8.500	136	22,371,002.86	2.64	8.303	0.00	620	79.46	80.01	2.16
8.501 to 9.000	223	26,035,713.54	3.07	8.822	0.00	614	82.59	84.40	3.19
9.001 to 9.500	159	18,348,405.87	2.16	9.332	0.00	606	85.70	88.48	4.21
9.501 to 10.000	175	17,950,222.97	2.12	9.809	0.00	602	85.86	85.73	4.54
10.001 to 10.500	116	8,835,625.41	1.04	10.283	0.00	597	89.42	91.39	1.67
10.501 to 11.000	157	8,720,081.35	1.03	10.766	0.00	638	92.91	91.16	1.00
Greater than 11.000	549	22,753,544.30	2.68	12.079	0.00	607	96.79	98.68	0.37
Subtotal (Fixed Rate):	1,763	$170,864,598.42	20.15%	9.171%	0.00%	618	83.78%	88.03%	1.94%

Total:	5,652	$847,925,170.01	100.00%	8.601%	79.85%	617	84.37%	81.98%	2.42%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 3.000	1	$399,451.30	0.06%	9.875%	100.00%	631	88.11%	0.00%	0.00%
3.001 - 3.500	3	992,165.11	0.15	6.737	100.00	718	73.90	100.00	0.00
3.501 - 4.000	78	20,604,411.94	3.04	6.870	100.00	662	76.27	98.29	0.00
4.001 - 4.500	492	100,552,562.90	14.85	7.456	100.00	633	77.37	87.38	0.00
4.501 - 5.000	559	101,813,562.36	15.04	7.812	100.00	619	78.28	86.90	1.31
5.001 - 5.500	582	112,226,082.43	16.58	8.234	100.00	612	82.08	84.25	3.09
5.501 - 6.000	592	107,576,575.84	15.89	8.625	100.00	614	87.96	81.28	2.74
6.001 - 6.500	1,435	211,044,465.65	31.17	9.340	100.00	608	90.72	71.99	3.78
6.501 - 7.000	88	12,487,929.48	1.84	9.305	100.00	624	91.90	55.11	1.11
7.001 - 7.500	41	6,217,199.12	0.92	9.530	100.00	606	87.29	76.05	21.97
7.501 - 8.000	16	2,863,876.26	0.42	9.496	100.00	623	89.53	52.92	0.00
8.501 - 9.000	2	282,289.20	0.04	9.809	100.00	641	94.12	41.18	0.00
Total:	3,889	$677,060,571.59	100.00%	8.457%	100.00%	617	84.52%	80.45%	2.54%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
2.000	18	$4,410,415.20	0.65%	9.471%	100.00%	595	81.27%	79.92%	24.27%
3.000	3,871	672,650,156.39	99.35	8.450	100.00	617	84.54	80.46	2.40
Total:	3,889	$677,060,571.59	100.00%	8.457%	100.00%	617	84.52%	80.45%	2.54%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1.000	3,874	$673,847,475.67	99.53%	8.451%	100.00%	617	84.55%	80.42%	2.56%
1.500	2	656,189.39	0.10	8.778	100.00	616	79.69	100.00	0.00
2.000	13	2,556,906.53	0.38	9.839	100.00	575	76.03	84.38	0.00
Total:	3,889	$677,060,571.59	100.00%	8.457%	100.00%	617	84.52%	80.45%	2.54%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
10.501 - 11.000	1	$435,869.28	0.06%	4.950%	100.00%	582	80.00%	100.00%	0.00%
11.001 - 11.500	2	604,381.52	0.09	5.462	100.00	642	80.00	100.00	0.00
11.501 - 12.000	16	5,243,254.81	0.77	5.844	100.00	654	74.20	75.14	0.00
12.001 - 12.500	54	13,993,206.43	2.07	6.403	100.00	645	77.94	91.15	0.00
12.501 - 13.000	211	54,529,010.41	8.05	6.856	100.00	639	76.79	88.30	0.00
13.001 - 13.500	303	70,870,915.03	10.47	7.355	100.00	625	78.92	90.39	1.97
13.501 - 14.000	570	120,063,303.32	17.73	7.819	100.00	620	80.90	83.16	1.17
14.001 - 14.500	577	102,018,573.10	15.07	8.330	100.00	617	85.04	82.98	4.89
14.501 - 15.000	704	118,662,255.59	17.53	8.813	100.00	610	87.37	78.62	2.12
15.001 - 15.500	506	78,155,529.21	11.54	9.298	100.00	612	88.92	71.41	4.53
15.501 - 16.000	457	61,664,875.71	9.11	9.799	100.00	611	91.26	68.55	2.56
16.001 - 16.500	221	26,716,729.12	3.95	10.295	100.00	602	90.69	74.34	4.36
16.501 - 17.000	168	16,791,734.21	2.48	10.740	100.00	588	88.50	79.33	2.33
17.001 - 17.500	59	4,302,821.09	0.64	11.270	100.00	588	89.70	73.86	3.41
17.501 - 18.000	32	2,464,274.60	0.36	11.742	100.00	566	83.86	82.73	3.96
18.001 - 18.500	6	448,033.03	0.07	12.283	100.00	548	83.06	92.11	0.00
18.501 - 19.000	2	95,805.13	0.01	12.784	100.00	545	75.19	100.00	0.00
Total:	3,889	$677,060,571.59	100.00%	8.457%	100.00%	617	84.52%	80.45%	2.54%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 5.500	1,645	$322,705,164.78	47.66%	7.764%	100.00%	624	79.05%	87.35%	1.42%
5.501 - 6.000	532	98,165,223.67	14.50	8.590	100.00	614	88.19	81.98	3.00
6.001 - 6.500	1,328	194,286,902.41	28.70	9.371	100.00	608	91.09	71.33	3.99
6.501 - 7.000	69	10,080,809.73	1.49	9.135	100.00	628	90.91	55.60	1.38
7.001 - 7.500	34	5,677,627.38	0.84	8.643	100.00	602	85.01	90.40	5.21
7.501 - 8.000	42	8,831,993.51	1.30	8.003	100.00	615	80.11	75.45	0.00
8.001 - 8.500	35	6,438,778.46	0.95	8.280	100.00	625	84.18	67.19	12.48
8.501 - 9.000	54	8,582,878.57	1.27	8.771	100.00	606	84.04	86.62	0.00
9.001 - 9.500	60	9,594,542.40	1.42	9.289	100.00	605	86.49	72.37	5.07
9.501 - 10.000	60	8,520,038.23	1.26	9.778	100.00	621	92.35	58.72	0.00
10.001 - 10.500	21	3,213,054.17	0.47	10.246	100.00	598	88.88	67.46	6.98
10.501 - 11.000	8	885,417.95	0.13	10.682	100.00	620	90.82	57.32	0.00
11.001 - 11.500	1	78,140.33	0.01	11.080	100.00	720	95.00	0.00	0.00
Total:	3,889	$677,060,571.59	100.00%	8.457%	100.00%	617	84.52%	80.45%	2.54%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 12	14	$3,104,034.88	0.46%	9.672%	100.00%	593	77.13%	75.52%	3.05%
13 - 24	3,755	652,605,393.84	96.39	8.458	100.00	617	84.63	80.62	2.55
25 - 36	120	21,351,142.87	3.15	8.238	100.00	629	82.09	76.15	2.19
Total:	3,889	$677,060,571.59	100.00%	8.457%	100.00%	617	84.52%	80.45%	2.54%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2007-WF1 Collateral Summary - Group 1
Collateral information is as of the Cut-Off Date.

Total Number of Loans	3,712	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$488,063,885	No	98.0%
Average Loan Principal Balance	$131,482	Yes	2.0%
Fixed Rate	23.8%
Adjustable Rate	76.2%	Primary Mortgage Insurance Coverage
Prepayment Premium	74.9%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.6%	No	96.1%
Weighted Average Margin	5.6%	Yes	3.9%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.5%	1st Lien	98.5%
Weighted Average Floor	5.8%	2nd Lien	1.5%
Weighted Average Original Term (mo.)	353
Weighted Average Remaining Term (mo.)	349	Loan Purpose
Weighted Average Loan Age (mo.)	3	Cash Out Refinance	32.4%
Weighted Average LTV(1)	82.7%	Purchase	31.9%
Weighted Average Effective LTV(2)	82.2%	Debt Consolidation	20.8%
Weighted Average Combined LTV(3)	85.3%	Rate/Term Refinance	11.2%
% of Loans with Junior Liens	13.3%	Home Improvement	3.7%
Non-Zero Weighted Average FICO	611
% IO Loans	5.1%	Occupancy Status
		Primary Home	91.9%
		Investment	6.1%
Product Type		Second Home	2.0%
2 Year Hybrid (Non-Balloon)	66.2%
Fixed Rate (Non-Balloon)	16.4%	Geographic Distribution
Fixed Rate (Balloon)	7.5%	(Other states account individually for less than
2 Year Hybrid (Balloon)	7.3%	3% of the Cut-Off Date principal balance)
3 Year Hybrid (Non-Balloon)	2.3%	FL	7.0%
1 Year ARM (Non-Balloon)	0.3%	CA	6.1%
		MD	5.4%
		IL	4.8%
Amortization Type		TX	4.7%
Fully Amortizing	80.1%	GA	4.0%
Balloon	14.8%	WI	3.9%
Interest-Only	5.1%	VA	3.8%
		PA	3.8%
Documentation Type		MI	3.7%
Full Documentation	87.0%	MN	3.5%
Stated Income/Stated Asset	10.6%	AZ	3.3%
Stated Income/Verified Asset	1.9%
Lite Documentation	0.5%

(1) Includes the loan in the securitization and any senior liens.
(2) LTV after taking mortgage insurance into account.
(3) Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	2,147	$299,608,169.65	61.39%	8.525%	100.00%	607	82.75%	87.72%	2.07%
Fixed Rate - 30 Year	870	75,192,287.40	15.41	9.237	0.00	614	82.37	89.60	1.93
3/27 ARM (LIBOR)	75	9,789,891.19	2.01	8.596	100.00	619	83.56	85.22	4.77
Fixed Rate - 15 Year	65	4,038,746.72	0.83	9.053	0.00	597	72.62	89.39	0.88
1 Year ARM (CMT)	5	1,562,282.30	0.32	9.418	100.00	579	72.75	74.43	0.00
Fixed Rate - 20 Year	7	685,275.47	0.14	8.889	0.00	620	84.56	100.00	0.00
Subtotal (Fully Amortizing):	3,169	$390,876,652.73	80.09%	8.673%	79.55%	609	82.55%	88.01%	2.09%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	182	$35,735,828.93	7.32%	8.268%	100.00%	613	85.46%	83.58%	0.00%
Fixed Rate - 30/40 Year Balloon	141	21,092,443.26	4.32	8.655	0.00	616	82.66	87.23	2.50
Fixed Rate - 15/30 Year Balloon	109	15,309,725.97	3.14	8.577	0.00	614	82.21	87.81	1.10
Subtotal (Balloon):	432	$72,137,998.16	14.78%	8.446%	49.54%	614	83.95%	85.55%	0.97%

Interest-Only Loans:
2/28 ARM (LIBOR)	104	$23,515,356.83	4.82%	8.063%	100.00%	631	81.54%	77.37%	4.79%
3/27 ARM (LIBOR)	7	1,533,877.84	0.31	8.117	100.00	646	83.99	48.09	0.00
Subtotal (Interest-Only):	111	$25,049,234.67	5.13%	8.066%	100.00%	632	81.69%	75.58%	4.50%

Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	111	$25,049,234.67	100.00%	8.066%	100.00%	632	81.69%	75.58%	4.50%
Total:	111	$25,049,234.67	100.00%	8.066%	100.00%	632	81.69%	75.58%	4.50%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
30 Year Amortization	3,206	$401,462,356.51	82.26%	8.665%	77.46%	609	82.64%	87.97%	2.07%
40 Year Amortization	323	56,828,272.19	11.64	8.411	62.88	614	84.42	84.94	0.93
Interest-Only	111	25,049,234.67	5.13	8.066	100.00	632	81.69	75.58	4.50
15 Year Amortization	65	4,038,746.72	0.83	9.053	0.00	597	72.62	89.39	0.88
20 Year Amortization	7	685,275.47	0.14	8.889	0.00	620	84.56	100.00	0.00
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	462	$15,467,427.86	3.17%	10.509%	28.03%	612	85.57%	96.90%	2.30%
50,000.01 - 100,000.00	1,106	84,853,196.18	17.39	8.964	65.71	607	82.32	90.73	2.11
100,000.01 - 150,000.00	916	113,752,219.06	23.31	8.743	75.52	609	83.52	88.17	1.58
150,000.01 - 200,000.00	608	105,131,898.23	21.54	8.444	80.66	613	82.87	85.94	1.84
200,000.01 - 250,000.00	276	61,382,651.83	12.58	8.401	82.31	614	82.50	87.11	4.03
250,000.01 - 300,000.00	178	48,444,370.69	9.93	8.286	84.97	610	82.81	87.59	1.05
300,000.01 - 350,000.00	84	27,284,666.12	5.59	8.090	83.23	607	81.21	80.96	2.38
350,000.01 - 400,000.00	64	24,009,063.40	4.92	8.233	83.93	615	79.77	76.57	0.00
400,000.01 - 450,000.00	14	5,764,527.42	1.18	7.858	85.89	618	83.94	72.00	0.00
450,000.01 - 500,000.00	3	1,445,283.18	0.30	8.023	100.00	624	83.73	67.17	32.83
500,000.01 - 550,000.00	1	528,581.59	0.11	6.875	0.00	654	69.74	100.00	0.00
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1st Lien	3,466	$480,587,617.88	98.47%	8.558%	77.35%	610	82.45%	86.80%	2.08%
2nd Lien	246	7,476,267.68	1.53	11.857	0.00	625	99.61	100.00	0.00
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Cash Out Refinance	1,071	$158,305,255.51	32.44%	8.444%	73.11%	604	78.70%	88.52%	2.71%
Purchase	1,479	155,451,044.87	31.85	8.752	84.43	623	88.60	83.47	1.78
Debt Consolidation	654	101,475,328.97	20.79	8.536	75.60	603	79.31	89.52	2.01
Rate/Term Refinance	406	54,769,583.66	11.22	8.937	62.01	607	86.19	89.43	1.45
Home Improvement	102	18,062,672.55	3.70	8.224	77.93	611	75.78	82.76	0.53
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Primary Home	3,397	$448,660,846.39	91.93%	8.575%	75.66%	607	82.52%	89.22%	1.70%
Investment	250	29,746,429.20	6.09	9.105	81.23	648	85.26	62.65	6.35
Second Home	65	9,656,609.97	1.98	8.641	83.96	642	83.76	59.07	4.68
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	174	$19,348,472.69	3.96%	8.676%	0.00%	611	80.21%	88.14%	1.05%
181 - 240	7	685,275.47	0.14	8.889	0.00	620	84.56	100.00	0.00
241 - 360	3,531	468,030,137.40	95.90	8.605	79.43	611	82.82	86.94	2.09
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	174	$19,348,472.69	3.96%	8.676%	0.00%	611	80.21%	88.14%	1.05%
181 - 240	7	685,275.47	0.14	8.889	0.00	620	84.56	100.00	0.00
241 - 360	3,531	468,030,137.40	95.90	8.605	79.43	611	82.82	86.94	2.09
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
FL	213	$34,200,989.26	7.01%	8.318%	75.33%	616	80.40%	77.25%	2.15%
CA	122	29,935,905.86	6.13	7.874	88.36	612	70.61	78.91	0.00
MD	140	26,340,378.92	5.40	8.120	72.05	608	78.86	89.01	0.63
IL	180	23,450,781.73	4.80	8.800	76.96	610	84.43	89.15	0.72
TX	223	22,702,674.38	4.65	8.860	53.45	612	84.31	83.51	1.43
GA	147	19,561,629.65	4.01	8.804	69.25	612	86.64	88.67	0.88
WI	153	19,250,523.97	3.94	8.938	82.63	614	87.71	84.05	7.07
VA	110	18,748,107.04	3.84	8.460	78.04	603	81.35	88.19	0.00
PA	183	18,635,663.40	3.82	8.839	63.25	611	84.06	88.02	3.40
MI	174	17,874,570.70	3.66	9.072	62.95	612	87.11	82.29	2.60
Other	2,067	257,362,660.65	52.73	8.665	78.97	610	83.55	89.42	2.32
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	277	$34,498,781.04	7.07%	8.181%	67.60%	596	48.93%	87.08%	0.00%
60.01 to 70.00%	261	39,312,361.06	8.05	8.264	70.57	588	66.01	90.67	0.00
70.01 to 80.00%	1,092	148,551,355.75	30.44	8.205	81.54	604	78.33	91.70	0.00
80.01 to 85.00%
With MI:	15	1,571,554.48	0.32	8.684	59.41	617	84.93	95.72	100.00
Without MI:	323	47,673,758.41	9.77	8.543	75.53	595	84.30	89.97	0.00
85.01 to 90.00%
With MI:	27	4,490,689.76	0.92	8.491	79.82	631	89.63	74.22	100.00
Without MI:	553	86,521,973.71	17.73	8.614	75.04	620	89.61	83.98	0.00
90.01 to 95.00%
With MI:	25	3,020,626.52	0.62	8.986	81.44	627	94.69	93.14	100.00
Without MI:	572	73,115,860.54	14.98	9.206	77.31	623	94.80	78.18	0.00
95.01 to 100.00%
With MI:	7	903,331.98	0.19	9.298	91.50	641	100.00	85.10	100.00
Without MI:	314	40,927,324.63	8.39	9.135	83.76	637	99.94	83.38	0.00
Subtotal (First Lien):	3,466	$480,587,617.88	98.47%	8.558%	77.35%	610	82.45%	86.80%	2.08%

Second Lien Loans:
80.01 to 85.00%	1	$37,609.73	0.01%	12.375%	0.00%	603	82.69%	100.00%	0.00%
90.01 to 95.00%	11	300,503.25	0.06	11.602	0.00	623	94.92	100.00	0.00
95.01 to 100.00%	234	7,138,154.70	1.46	11.865	0.00	625	99.90	100.00	0.00
Subtotal (Second Lien):	246	$7,476,267.68	1.53%	11.857%	0.00%	625	99.61%	100.00%	0.00%

Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	277	$34,498,781.04	7.07%	8.181%	67.60%	596	48.93%	87.08%	0.00%
60.01 to 70.00%	319	47,691,308.10	9.77	8.349	72.58	595	70.68	89.16	17.57
70.01 to 80.00%	1,108	150,158,611.45	30.77	8.211	81.29	604	78.40	91.74	1.07
80.01 to 85.00%	323	47,673,758.41	9.77	8.543	75.53	595	84.30	89.97	0.00
85.01 to 90.00%	553	86,521,973.71	17.73	8.614	75.04	620	89.61	83.98	0.00
90.01 to 95.00%	572	73,115,860.54	14.98	9.206	77.31	623	94.80	78.18	0.00
95.01 to 100.00%	314	40,927,324.63	8.39	9.135	83.76	637	99.94	83.38	0.00
Subtotal (First Lien):	3,466	$480,587,617.88	98.47%	8.558%	77.35%	610	82.45%	86.80%	2.08%

Second Lien Loans:
80.01 to 85.00%	1	$37,609.73	0.01%	12.375%	0.00%	603	82.69%	100.00%	0.00%
90.01 to 95.00%	11	300,503.25	0.06	11.602	0.00	623	94.92	100.00	0.00
95.01 to 100.00%	234	7,138,154.70	1.46	11.865	0.00	625	99.90	100.00	0.00
Subtotal (Second Lien):	246	$7,476,267.68	1.53%	11.857%	0.00%	625	99.61%	100.00%	0.00%

Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

*LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	275	$34,329,082.48	7.03%	8.178%	67.44%	596	48.91%	87.02%	0.00%
60.01 to 70.00%	256	38,366,615.00	7.86	8.280	70.38	587	66.02	90.44	0.00
70.01 to 80.00%	596	86,803,647.11	17.79	8.423	73.37	593	77.28	88.07	0.00
80.01 to 85.00%
With MI:	15	1,571,554.48	0.32	8.684	59.41	617	84.93	95.72	100.00
Without MI:	318	47,676,728.40	9.77	8.515	75.96	595	84.13	90.11	0.00
85.01 to 90.00%
With MI:	27	4,490,689.76	0.92	8.491	79.82	631	89.63	74.22	100.00
Without MI:	560	86,968,439.90	17.82	8.614	74.89	620	89.42	84.22	0.00
90.01 to 95.00%
With MI:	24	2,845,930.66	0.58	8.962	80.30	630	94.67	92.72	100.00
Without MI:	610	78,029,223.42	15.99	9.133	78.50	622	93.78	78.59	0.00
95.01 to 100.00%
With MI:	8	1,078,027.84	0.22	9.310	92.88	630	99.19	87.51	100.00
Without MI:	777	98,427,678.83	20.17	8.413	88.89	628	88.27	91.64	0.00
Subtotal (First Lien):	3,466	$480,587,617.88	98.47%	8.558%	77.35%	610	82.45%	86.80%	2.08%

Second Lien Loans:
80.01 to 85.00%	1	$37,609.73	0.01%	12.375%	0.00%	603	82.69%	100.00%	0.00%
90.01 to 95.00%	11	300,503.25	0.06	11.602	0.00	623	94.92	100.00	0.00
95.01 to 100.00%	234	7,138,154.70	1.46	11.865	0.00	625	99.90	100.00	0.00
Subtotal (Second Lien):	246	$7,476,267.68	1.53%	11.857%	0.00%	625	99.61%	100.00%	0.00%

Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Not Available	1	$39,736.70	0.01%	11.125%	0.00%	N/A	66.78%	100.00%	0.00%
500 - 520	60	7,739,612.72	1.59	9.327	85.96	511	69.61	100.00	2.54
521 - 540	145	17,178,813.76	3.52	9.402	82.61	532	70.54	99.55	0.25
541 - 560	240	33,254,747.83	6.81	8.880	81.26	551	72.53	99.23	0.55
561 - 580	480	63,805,150.51	13.07	8.903	74.69	570	80.64	99.82	1.83
581 - 600	683	84,824,556.37	17.38	8.557	79.76	590	81.84	100.00	1.03
601 - 620	697	93,142,103.27	19.08	8.518	76.72	610	86.36	99.35	2.14
621 - 640	575	77,400,803.53	15.86	8.459	72.31	630	85.16	74.19	2.21
641 - 660	398	51,403,693.47	10.53	8.412	73.03	650	85.39	67.45	3.95
661 - 680	215	29,539,631.90	6.05	8.458	72.22	669	86.72	54.82	2.64
681 - 700	93	12,804,413.25	2.62	8.200	63.37	690	83.94	63.56	1.30
701 - 720	46	5,781,574.27	1.18	8.421	77.34	709	85.94	65.38	5.34
721 - 740	30	3,965,629.54	0.81	8.216	81.62	727	86.19	54.34	6.04
741 - 760	21	2,906,416.68	0.60	8.534	85.30	749	83.01	37.76	1.79
761 - 780	12	1,563,452.68	0.32	8.681	87.70	771	94.10	71.18	14.97
781 >=	16	2,713,549.08	0.56	8.491	95.55	796	84.40	41.91	0.00
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Single Family	3,436	$447,224,701.57	91.63%	8.626%	75.65%	609	82.83%	87.75%	1.97%
Condo	166	22,606,172.70	4.63	8.280	85.33	627	82.31	79.22	1.42
2-4 Family	109	18,087,258.68	3.71	8.591	77.29	621	80.30	78.18	4.72
PUD	1	145,752.61	0.03	8.875	100.00	554	78.92	100.00	0.00
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$86,355,839.91	$4,491,458.31	$268,012,057.19	$0.00	$0.00	$0.00	$358,859,355.41
Fixed Rate	30,971,798.43	4,622,030.86	8,549,939.24	72,174,710.29	0.00	0.00	116,318,478.82
3 Year Hybrid	3,850,718.51	0.00	1,385,674.88	6,087,375.64	0.00	0.00	11,323,769.03
1 Year ARM	1,562,282.30	0.00	0.00	0.00	0.00	0.00	1,562,282.30
Total:	$122,740,639.15	$9,113,489.17	$277,947,671.31	$78,262,085.93	$0.00	$0.00	$488,063,885.56

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	17.69%	0.92%	54.91%	0.00%	0.00%	0.00%	73.53%
Fixed Rate	6.35	0.95	1.75	14.79	0.00	0.00	23.83
3 Year Hybrid	0.79	0.00	0.28	1.25	0.00	0.00	2.32
1 Year ARM	0.32	0.00	0.00	0.00	0.00	0.00	0.32
Total:	25.15%	1.87%	56.95%	16.04%	0.00%	0.00%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
3% 2% of Orig. Bal.	1,580	$225,332,083.47	46.17%	8.354%	98.83%	607	82.46%	89.81%	1.86%
None	1,009	122,740,639.15	25.15	8.900	74.77	617	82.68	80.88	1.71
3% 2% 1% of Orig. Bal	441	47,756,989.31	9.78	8.702	6.83	610	79.56	90.55	2.24
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	275	39,458,240.45	8.08	8.712	55.84	612	83.07	84.28	1.26
2% of UPB	116	16,614,182.10	3.40	8.743	73.01	606	85.89	94.96	3.40
Other	291	36,161,751.08	7.41	8.906	54.89	613	86.77	84.96	4.34
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Full Documentation	3,314	$424,645,513.66	87.01%	8.589%	75.62%	603	82.31%	100.00%	1.98%
Stated Income/Stated Asset	328	51,635,472.89	10.58	8.758	80.36	661	85.89	0.00	2.92
Stated Income/Verified Asset	54	9,438,282.10	1.93	8.757	72.29	663	85.24	0.00	0.64
Lite Documentation	16	2,344,616.91	0.48	8.294	97.75	657	75.67	0.00	0.00
Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	1	$92,399.52	0.02%	5.250%	100.00%	591	80.00%	100.00%	0.00%
5.501 to 6.000	5	914,549.94	0.19	5.939	100.00	679	61.70	85.80	0.00
6.001 to 6.500	30	5,376,208.11	1.10	6.397	100.00	631	75.24	100.00	0.00
6.501 to 7.000	113	19,561,106.18	4.01	6.874	100.00	627	73.76	88.01	0.00
7.001 to 7.500	187	34,296,198.95	7.03	7.366	100.00	621	78.19	94.21	2.65
7.501 to 8.000	387	66,428,318.90	13.61	7.820	100.00	614	78.91	86.98	2.12
8.001 to 8.500	438	67,538,475.66	13.84	8.330	100.00	613	83.12	87.81	3.77
8.501 to 9.000	550	80,203,607.76	16.43	8.815	100.00	604	85.25	85.29	0.72
9.001 to 9.500	392	50,573,351.45	10.36	9.303	100.00	601	86.15	85.58	1.87
9.501 to 10.000	356	40,805,698.16	8.36	9.807	100.00	600	89.24	78.14	3.34
10.001 to 10.500	28	3,208,855.39	0.66	10.334	100.00	593	90.32	78.87	1.80
10.501 to 11.000	20	1,781,298.83	0.36	10.767	100.00	592	90.67	76.08	0.00
Greater than 11.000	13	965,337.89	0.20	11.340	100.00	580	90.70	84.49	0.00
Subtotal (ARM Loans):	2,520	$371,745,406.74	76.17%	8.475%	100.00%	610	82.92%	86.39%	2.10%

Fixed Rate Loans:
6.001 to 6.500	2	$439,262.43	0.09%	6.190%	0.00%	690	49.67%	100.00%	0.00%
6.501 to 7.000	22	3,965,163.90	0.81	6.911	0.00	649	73.91	89.61	0.00
7.001 to 7.500	40	6,354,546.82	1.30	7.339	0.00	646	75.06	93.33	0.00
7.501 to 8.000	132	19,006,454.64	3.89	7.830	0.00	624	75.08	88.70	0.46
8.001 to 8.500	113	15,211,733.19	3.12	8.311	0.00	617	78.82	88.80	1.09
8.501 to 9.000	174	20,059,893.05	4.11	8.822	0.00	614	82.14	87.48	0.82
9.001 to 9.500	140	16,074,630.20	3.29	9.339	0.00	607	85.59	86.85	4.81
9.501 to 10.000	149	15,174,403.60	3.11	9.810	0.00	600	84.68	86.11	4.98
10.001 to 10.500	92	6,815,653.77	1.40	10.283	0.00	599	88.84	89.57	2.16
10.501 to 11.000	86	4,640,387.22	0.95	10.758	0.00	609	87.56	86.18	1.88
Greater than 11.000	242	8,576,350.00	1.76	12.021	0.00	600	94.26	99.58	0.00
Subtotal (Fixed Rate):	1,192	$116,318,478.82	23.83%	9.036%	0.00%	614	82.07%	88.99%	1.88%

Total:	3,712	$488,063,885.56	100.00%	8.608%	76.17%	611	82.72%	87.01%	2.05%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 3.000	1	$399,451.30	0.11%	9.875%	100.00%	631	88.11%	0.00%	0.00%
3.001 - 3.500	2	294,028.16	0.08	7.002	100.00	745	59.42	100.00	0.00
3.501 - 4.000	29	5,357,157.63	1.44	6.937	100.00	669	75.25	100.00	0.00
4.001 - 4.500	245	33,901,839.10	9.12	7.646	100.00	630	74.46	92.71	0.00
4.501 - 5.000	412	61,940,602.03	16.66	7.882	100.00	613	77.04	91.76	1.36
5.001 - 5.500	463	76,956,839.72	20.70	8.232	100.00	607	80.30	86.70	2.53
5.501 - 6.000	435	68,382,769.01	18.40	8.627	100.00	609	86.02	89.53	2.59
6.001 - 6.500	844	113,095,029.87	30.42	9.110	100.00	600	88.41	80.68	2.61
6.501 - 7.000	57	7,420,118.61	2.00	9.228	100.00	615	90.32	65.29	1.87
7.001 - 7.500	23	2,789,551.79	0.75	9.413	100.00	603	85.22	79.25	5.52
7.501 - 8.000	9	1,208,019.52	0.32	9.326	100.00	616	84.87	81.11	0.00
Total:	2,520	$371,745,406.74	100.00%	8.475%	100.00%	610	82.92%	86.39%	2.10%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
2.000	7	$1,715,030.28	0.46%	9.416%	100.00%	577	73.43%	76.71%	0.00%
3.000	2,513	370,030,376.46	99.54	8.470	100.00	610	82.96	86.43	2.11
Total:	2,520	$371,745,406.74	100.00%	8.475%	100.00%	610	82.92%	86.39%	2.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1.000	2,512	$369,909,495.01	99.51%	8.470%	100.00%	610	82.96%	86.43%	2.11%
1.500	1	134,669.39	0.04	8.500	100.00	546	78.49	100.00	0.00
2.000	7	1,701,242.34	0.46	9.407	100.00	583	74.39	76.52	0.00
Total:	2,520	$371,745,406.74	100.00%	8.475%	100.00%	610	82.92%	86.39%	2.10%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
11.001 - 11.500	1	$92,399.52	0.02%	5.250%	100.00%	591	80.00%	100.00%	0.00%
11.501 - 12.000	5	914,549.94	0.25	5.939	100.00	679	61.70	85.80	0.00
12.001 - 12.500	30	5,376,208.11	1.45	6.397	100.00	631	75.24	100.00	0.00
12.501 - 13.000	113	19,561,106.18	5.26	6.874	100.00	627	73.76	88.01	0.00
13.001 - 13.500	187	34,296,198.95	9.23	7.366	100.00	621	78.19	94.21	2.65
13.501 - 14.000	386	66,258,304.91	17.82	7.820	100.00	614	78.89	86.94	2.12
14.001 - 14.500	436	67,273,009.32	18.10	8.329	100.00	613	83.13	87.95	3.78
14.501 - 15.000	546	79,848,465.13	21.48	8.813	100.00	604	85.21	85.34	0.54
15.001 - 15.500	392	50,646,344.28	13.62	9.298	100.00	600	86.09	85.34	1.87
15.501 - 16.000	357	40,934,503.63	11.01	9.794	100.00	600	89.23	78.15	3.69
16.001 - 16.500	30	3,401,328.90	0.91	10.277	100.00	593	90.43	80.07	1.69
16.501 - 17.000	24	2,177,649.98	0.59	10.601	100.00	598	91.28	77.36	0.00
17.001 - 17.500	11	847,766.05	0.23	11.300	100.00	587	92.24	82.33	0.00
17.501 - 18.000	2	117,571.84	0.03	11.625	100.00	533	79.53	100.00	0.00
Total:	2,520	$371,745,406.74	100.00%	8.475%	100.00%	610	82.92%	86.39%	2.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 5.500	1,091	$168,283,782.92	45.27%	7.937%	100.00%	616	77.70%	90.43%	1.53%
5.501 - 6.000	390	62,016,004.04	16.68	8.601	100.00	609	86.14	90.37	2.85
6.001 - 6.500	765	101,511,871.91	27.31	9.147	100.00	600	88.76	80.08	2.91
6.501 - 7.000	44	6,095,643.44	1.64	9.014	100.00	616	87.98	66.64	2.28
7.001 - 7.500	23	3,745,244.73	1.01	8.310	100.00	604	85.49	96.78	4.11
7.501 - 8.000	33	5,952,052.16	1.60	8.032	100.00	608	79.18	78.83	0.00
8.001 - 8.500	31	5,028,630.71	1.35	8.287	100.00	624	81.91	68.43	4.36
8.501 - 9.000	45	6,823,066.11	1.84	8.761	100.00	599	84.05	90.68	0.00
9.001 - 9.500	46	5,686,017.85	1.53	9.288	100.00	598	83.54	93.89	0.00
9.501 - 10.000	49	6,150,644.58	1.65	9.767	100.00	614	91.72	66.44	0.00
10.001 - 10.500	2	302,525.74	0.08	10.132	100.00	589	93.07	61.41	0.00
10.501 - 11.000	1	149,922.55	0.04	10.580	100.00	674	93.81	0.00	0.00
Total:	2,520	$371,745,406.74	100.00%	8.475%	100.00%	610	82.92%	86.39%	2.10%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 12	5	$1,562,282.30	0.42%	9.418%	100.00%	579	72.75%	74.43%	0.00%
13 - 24	2,433	358,859,355.41	96.53	8.469	100.00	609	82.94	86.63	2.04
25 - 36	82	11,323,769.03	3.05	8.531	100.00	623	83.62	80.19	4.13
Total:	2,520	$371,745,406.74	100.00%	8.475%	100.00%	610	82.92%	86.39%	2.10%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2007-WF1 Collateral Summary - Group 2
Collateral information is as of the Cut-Off Date.

Total Number of Loans	1,940	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$359,861,284	No	97.1%
Average Loan Principal Balance	$185,495	Yes	2.9%
Fixed Rate	15.2%
Adjustable Rate	84.8%	Primary Mortgage Insurance Coverage
Prepayment Premium	71.7%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.6%	No	94.3%
Weighted Average Margin	5.4%	Yes	5.7%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.4%	1st Lien	95.1%
Weighted Average Floor	5.6%	2nd Lien	4.9%
Weighted Average Original Term (mo.)	356
Weighted Average Remaining Term (mo.)	353	Loan Purpose
Weighted Average Loan Age (mo.)	3	Purchase	70.8%
Weighted Average LTV(1)	86.6%	Cash Out Refinance	12.8%
Weighted Average Effective LTV(2)	85.9%	Debt Consolidation	10.2%
Weighted Average Combined LTV(3)	91.8%	Rate/Term Refinance	4.2%
% of Loans with Junior Liens	27.8%	Home Improvement	1.9%
Non-Zero Weighted Average FICO	626
% IO Loans	17.1%	Occupancy Status
		Primary Home	94.3%
		Investment	3.8%
Product Type		Second Home	1.9%
2 Year Hybrid (Non-Balloon)	73.8%
Fixed Rate (Non-Balloon)	10.4%	Geographic Distribution
2 Year Hybrid (Balloon)	7.9%	(Other states account individually for less than
Fixed Rate (Balloon)	4.7%	3% of the Cut-Off Date principal balance)
3 Year Hybrid (Non-Balloon)	2.8%	CA	22.3%
1 Year ARM (Non-Balloon)	0.3%	FL	8.4%
		AZ	5.4%
		TX	5.4%
Amortization Type		NJ	4.3%
Fully Amortizing	70.2%	NY	3.9%
Interest-Only	17.1%	VA	3.7%
Balloon	12.6%	IL	3.2%
		GA	3.2%
Documentation Type
Full Documentation	75.2%
Stated Income/Stated Asset	18.0%
Stated Income/Verified Asset	6.5%
Lite Documentation	0.3%

(1) Includes the loan in the securitization and any senior liens.
(2) LTV after taking mortgage insurance into account.
(3) Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	1,092	$208,171,145.24	57.85%	8.737%	100.00%	621	87.78%	76.01%	3.10%
Fixed Rate - 30 Year	482	33,766,310.85	9.38	10.299	0.00	623	91.22	91.64	1.36
3/27 ARM (LIBOR)	34	7,979,825.84	2.22	7.997	100.00	633	81.06	80.56	0.00
Fixed Rate - 15 Year	17	1,563,232.80	0.43	9.352	0.00	607	82.18	100.00	0.00
1 Year ARM (CMT)	6	1,152,471.58	0.32	10.289	100.00	590	83.33	68.74	0.00
Fixed Rate - 20 Year	1	86,744.28	0.02	12.250	0.00	614	100.00	100.00	0.00
Subtotal (Fully Amortizing):	1,632	$252,719,730.59	70.23%	8.934%	85.99%	621	87.97%	78.37%	2.74%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	90	$28,540,465.47	7.93%	8.035%	100.00%	620	89.11%	79.52%	0.00%
Fixed Rate - 30/40 Year Balloon	36	10,962,402.26	3.05	7.927	0.00	641	81.25	76.54	6.07
Fixed Rate - 15/30 Year Balloon	25	6,016,450.41	1.67	8.201	0.00	613	82.55	69.66	0.00
Subtotal (Balloon):	151	$45,519,318.14	12.65%	8.031%	62.70%	624	86.35%	77.50%	1.46%

Interest-Only Loans:
2/28 ARM (LIBOR)	143	$57,423,708.72	15.96%	7.593%	100.00%	646	81.53%	60.42%	5.17%
Fixed Rate - 30 Year	10	2,150,979.00	0.60	7.577	0.00	647	76.13	80.22	0.00
3/27 ARM (LIBOR)	4	2,047,548.00	0.57	7.560	100.00	651	77.71	36.61	0.00
Subtotal (Interest-Only):	157	$61,622,235.72	17.12%	7.591%	96.51%	646	81.21%	60.32%	4.82%

Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of IO Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	157	$61,622,235.72	100.00%	7.591%	96.51%	646	81.21%	60.32%	4.82%
Total:	157	$61,622,235.72	100.00%	7.591%	96.51%	646	81.21%	60.32%	4.82%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
30 Year Amortization	1,639	$257,086,203.92	71.44%	8.913%	84.53%	621	87.88%	78.02%	2.69%
Interest-Only	157	61,622,235.72	17.12	7.591	96.51	646	81.21	60.32	4.82
40 Year Amortization	126	39,502,867.73	10.98	8.005	72.25	626	86.93	78.69	1.68
15 Year Amortization	17	1,563,232.80	0.43	9.352	0.00	607	82.18	100.00	0.00
20 Year Amortization	1	86,744.28	0.02	12.250	0.00	614	100.00	100.00	0.00
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	375	$12,570,524.87	3.49%	11.386%	29.01%	616	94.11%	93.75%	1.41%
50,000.01 - 100,000.00	405	29,724,542.75	8.26	10.359	64.63	602	89.24	89.28	2.29
100,000.01 - 150,000.00	288	35,348,767.39	9.82	9.513	81.00	605	87.61	90.68	1.87
150,000.01 - 200,000.00	241	41,839,743.88	11.63	8.510	87.54	615	86.33	83.79	2.33
200,000.01 - 250,000.00	167	37,550,142.24	10.43	8.600	92.30	628	88.26	77.78	3.06
250,000.01 - 300,000.00	88	24,180,985.11	6.72	8.261	93.26	623	88.57	80.65	1.10
300,000.01 - 350,000.00	88	28,340,832.11	7.88	8.143	88.60	631	88.29	69.88	1.12
350,000.01 - 400,000.00	54	20,287,802.89	5.64	8.280	90.76	646	89.45	55.61	5.53
400,000.01 - 450,000.00	63	27,112,160.28	7.53	7.988	92.09	630	87.47	65.19	3.28
450,000.01 - 500,000.00	49	23,336,063.44	6.48	8.063	92.06	618	84.32	71.86	2.08
500,000.01 - 550,000.00	33	17,324,399.67	4.81	8.044	94.03	640	85.56	60.61	0.00
550,000.01 - 600,000.00	25	14,383,349.40	4.00	7.930	79.97	631	84.44	60.16	8.00
600,000.01 - 650,000.00	20	12,478,504.10	3.47	8.148	84.67	637	85.85	65.29	5.18
650,000.01 >=	44	35,383,466.32	9.83	7.534	89.47	656	77.52	66.47	5.73
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1st Lien	1,559	$342,172,516.19	95.08%	8.427%	89.23%	626	85.94%	73.91%	3.08%
2nd Lien	381	17,688,768.26	4.92	11.743	0.00	628	99.50	99.53	0.00
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Purchase	1,484	$254,636,419.89	70.76%	8.616%	85.31%	631	89.34%	71.70%	3.01%
Cash Out Refinance	203	46,216,535.92	12.84	8.423	83.02	620	79.14	79.94	2.60
Debt Consolidation	140	36,828,127.10	10.23	8.426	84.35	605	78.98	86.30	0.00
Rate/Term Refinance	84	15,235,260.97	4.23	9.158	80.56	612	84.20	87.61	3.75
Home Improvement	29	6,944,940.57	1.93	8.368	91.97	610	81.90	84.19	16.17
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Primary Home	1,827	$339,402,225.49	94.31%	8.553%	84.64%	625	86.62%	77.15%	2.29%
Investment	88	13,784,272.42	3.83	9.343	87.98	656	85.93	42.93	9.81
Second Home	25	6,674,786.54	1.85	8.913	88.79	637	87.41	40.89	21.58
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	42	$7,579,683.21	2.11%	8.438%	0.00%	612	82.48%	75.91%	0.00%
181 - 240	1	86,744.28	0.02	12.250	0.00	614	100.00	100.00	0.00
241 - 360	1,897	352,194,856.96	97.87	8.592	86.69	626	86.70	75.14	3.00
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 180	42	$7,579,683.21	2.11%	8.438%	0.00%	612	82.48%	75.91%	0.00%
181 - 240	1	86,744.28	0.02	12.250	0.00	614	100.00	100.00	0.00
241 - 360	1,897	352,194,856.96	97.87	8.592	86.69	626	86.70	75.14	3.00
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
CA	213	$80,194,201.75	22.28%	7.829%	88.95%	638	84.91%	66.20%	3.12%
FL	137	30,198,138.95	8.39	8.566	89.31	633	88.28	62.62	1.40
AZ	84	19,508,143.16	5.42	8.274	91.49	644	84.95	71.67	3.71
TX	145	19,443,757.82	5.40	9.065	78.15	622	90.09	78.69	3.81
NJ	51	15,498,286.96	4.31	8.611	89.06	614	87.34	81.88	6.73
NY	54	14,148,432.69	3.93	8.303	72.20	618	83.56	60.25	1.10
VA	51	13,476,024.48	3.74	8.388	72.84	629	86.08	69.87	0.00
IL	80	11,522,960.49	3.20	9.321	82.02	617	89.97	81.37	0.00
GA	60	11,510,496.63	3.20	8.642	94.51	651	87.34	75.38	0.53
MD	42	10,365,338.85	2.88	8.489	88.68	610	85.96	87.66	4.55
Other	1,023	133,995,502.67	37.24	9.017	82.55	617	86.98	83.17	3.31
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	42	$7,257,533.72	2.02%	8.120%	78.31%	617	50.66%	80.61%	0.00%
60.01 to 70.00%	49	15,056,471.81	4.18	7.720	82.51	619	66.39	89.10	0.00
70.01 to 80.00%	576	133,488,272.28	37.09	7.704	87.05	624	79.14	83.24	0.00
80.01 to 85.00%
With MI:	6	743,487.94	0.21	9.073	57.27	592	84.89	92.26	100.00
Without MI:	136	27,034,905.44	7.51	8.545	84.39	601	84.49	88.32	0.00
85.01 to 90.00%
With MI:	11	4,537,099.22	1.26	8.792	85.34	660	90.00	29.75	100.00
Without MI:	164	41,985,471.50	11.67	8.636	89.20	620	89.80	75.52	0.00
90.01 to 95.00%
With MI:	15	3,194,253.11	0.89	9.139	97.39	643	95.00	61.87	100.00
Without MI:	274	47,235,551.85	13.13	9.466	95.14	619	94.90	64.98	0.00
95.01 to 100.00%
With MI:	12	2,076,555.23	0.58	9.605	97.16	643	100.00	26.76	100.00
Without MI:	274	59,562,914.09	16.55	9.124	94.64	650	100.00	53.14	0.00
Subtotal (First Lien):	1,559	$342,172,516.19	95.08%	8.427%	89.23%	626	85.94%	73.91%	3.08%

Second Lien Loans:
Less than 60.01%	1	$10,985.09	0.00%	12.250%	0.00%	658	31.48%	100.00%	0.00%
80.01 to 85.00%	1	12,969.13	0.00	12.875	0.00	581	83.42	100.00	0.00
85.01 to 90.00%	2	53,615.48	0.01	11.570	0.00	637	88.40	100.00	0.00
90.01 to 95.00%	25	1,059,473.83	0.29	11.952	0.00	619	94.60	100.00	0.00
95.01 to 100.00%	352	16,551,724.73	4.60	11.729	0.00	628	99.91	99.49	0.00
Subtotal (Second Lien):	381	$17,688,768.26	4.92%	11.743%	0.00%	628	99.50%	99.53%	0.00%

Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	42	$7,257,533.72	2.02%	8.120%	78.31%	617	50.66%	80.61%	0.00%
60.01 to 70.00%	87	24,864,379.37	6.91	8.255	86.16	631	77.18	69.57	39.45
70.01 to 80.00%	582	134,231,760.22	37.30	7.711	86.88	624	79.18	83.29	0.55
80.01 to 85.00%	136	27,034,905.44	7.51	8.545	84.39	601	84.49	88.32	0.00
85.01 to 90.00%	164	41,985,471.50	11.67	8.636	89.20	620	89.80	75.52	0.00
90.01 to 95.00%	274	47,235,551.85	13.13	9.466	95.14	619	94.90	64.98	0.00
95.01 to 100.00%	274	59,562,914.09	16.55	9.124	94.64	650	100.00	53.14	0.00
Subtotal (First Lien):	1,559	$342,172,516.19	95.08%	8.427%	89.23%	626	85.94%	73.91%	3.08%

Second Lien Loans:
Less than 60.01%	1	$10,985.09	0.00%	12.250%	0.00%	658	31.48%	100.00%	0.00%
80.01 to 85.00%	1	12,969.13	0.00	12.875	0.00	581	83.42	100.00	0.00
85.01 to 90.00%	2	53,615.48	0.01	11.570	0.00	637	88.40	100.00	0.00
90.01 to 95.00%	25	1,059,473.83	0.29	11.952	0.00	619	94.60	100.00	0.00
95.01 to 100.00%	352	16,551,724.73	4.60	11.729	0.00	628	99.91	99.49	0.00
Subtotal (Second Lien):	381	$17,688,768.26	4.92%	11.743%	0.00%	628	99.50%	99.53%	0.00%

Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

*LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	42	$7,257,533.72	2.02%	8.120%	78.31%	617	50.66%	80.61%	0.00%
60.01 to 70.00%	45	12,998,100.46	3.61	7.835	79.75	609	65.96	87.37	0.00
70.01 to 80.00%	180	39,589,861.26	11.00	8.352	80.25	597	77.69	80.99	0.00
80.01 to 85.00%
With MI:	6	743,487.94	0.21	9.073	57.27	592	84.89	92.26	100.00
Without MI:	127	25,164,288.63	6.99	8.571	83.23	600	84.17	92.48	0.00
85.01 to 90.00%
With MI:	10	4,388,899.50	1.22	8.734	84.85	663	90.00	27.38	100.00
Without MI:	175	48,494,701.56	13.48	8.436	90.65	626	88.06	73.94	0.00
90.01 to 95.00%
With MI:	15	3,194,253.11	0.89	9.139	97.39	643	95.00	61.87	100.00
Without MI:	297	52,844,230.24	14.68	9.249	94.84	620	93.22	69.28	0.00
95.01 to 100.00%
With MI:	13	2,224,754.95	0.62	9.665	97.35	638	99.33	31.64	100.00
Without MI:	649	145,272,404.82	40.37	8.142	91.58	641	88.18	71.12	0.00
Subtotal (First Lien):	1,559	$342,172,516.19	95.08%	8.427%	89.23%	626	85.94%	73.91%	3.08%

Second Lien Loans:
Less than 60.01%	1	$10,985.09	0.00%	12.250%	0.00%	658	31.48%	100.00%	0.00%
80.01 to 85.00%	1	12,969.13	0.00	12.875	0.00	581	83.42	100.00	0.00
85.01 to 90.00%	2	53,615.48	0.01	11.570	0.00	637	88.40	100.00	0.00
90.01 to 95.00%	25	1,059,473.83	0.29	11.952	0.00	619	94.60	100.00	0.00
95.01 to 100.00%	352	16,551,724.73	4.60	11.729	0.00	628	99.91	99.49	0.00
Subtotal (Second Lien):	381	$17,688,768.26	4.92%	11.743%	0.00%	628	99.50%	99.53%	0.00%

Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Not Available	2	$93,649.42	0.03%	11.035%	68.00%	N/A	70.95%	100.00%	0.00%
500 - 520	39	3,843,349.10	1.07	10.439	97.83	513	73.24	100.00	1.74
521 - 540	86	10,722,172.61	2.98	10.151	96.67	531	76.30	100.00	1.45
541 - 560	72	10,544,021.42	2.93	9.413	88.67	553	78.95	96.62	3.38
561 - 580	199	35,177,796.84	9.78	9.142	87.86	571	87.64	97.99	4.93
581 - 600	334	48,208,962.43	13.40	8.547	79.44	590	85.21	99.06	2.08
601 - 620	359	56,603,698.27	15.73	8.579	81.87	610	88.44	99.03	0.90
621 - 640	283	63,520,036.33	17.65	8.314	84.61	631	85.58	67.94	2.14
641 - 660	253	52,176,468.92	14.50	8.478	83.49	650	89.85	51.71	3.32
661 - 680	151	35,442,612.56	9.85	8.309	88.34	669	88.36	52.92	1.89
681 - 700	67	17,776,680.93	4.94	8.176	86.01	690	88.47	32.99	0.29
701 - 720	46	13,253,976.54	3.68	8.137	83.80	708	86.57	53.74	7.02
721 - 740	26	7,068,450.05	1.96	8.183	82.26	731	82.98	52.75	13.12
741 - 760	8	1,237,439.70	0.34	8.836	100.00	748	91.03	3.45	29.63
761 - 780	10	2,529,318.45	0.70	9.031	99.09	765	94.30	27.02	27.32
781 >=	5	1,662,650.88	0.46	7.801	100.00	788	71.39	61.94	0.00
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Single Family	1,776	$325,371,680.29	90.42%	8.608%	85.01%	625	86.68%	76.44%	2.87%
Condo	119	23,728,535.43	6.59	8.288	85.10	628	85.48	74.57	5.13
2-4 Family	43	10,522,418.64	2.92	8.697	79.13	656	86.84	36.52	0.00
PUD	2	238,650.09	0.07	9.524	79.49	587	96.03	100.00	0.00
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$76,542,648.51	$5,499,278.22	$212,093,392.70	$0.00	$0.00	$0.00	$294,135,319.43
Fixed Rate	22,125,107.28	2,756,487.00	2,989,379.75	26,675,145.57	0.00	0.00	54,546,119.60
3 Year Hybrid	2,111,612.14	0.00	1,504,705.39	6,411,056.31	0.00	0.00	10,027,373.84
1 Year ARM	1,152,471.58	0.00	0.00	0.00	0.00	0.00	1,152,471.58
Total:	$101,931,839.51	$8,255,765.22	$216,587,477.84	$33,086,201.88	$0.00	$0.00	$359,861,284.45

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	21.27%	1.53%	58.94%	0.00%	0.00%	0.00%	81.74%
Fixed Rate	6.15	0.77	0.83	7.41	0.00	0.00	15.16
3 Year Hybrid	0.59	0.00	0.42	1.78	0.00	0.00	2.79
1 Year ARM	0.32	0.00	0.00	0.00	0.00	0.00	0.32
Total:	28.33%	2.29%	60.19%	9.19%	0.00%	0.00%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Premium Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
3% 2% of Orig. Bal.	924	$195,559,072.98	54.34%	8.242%	98.99%	621	86.31%	76.88%	2.66%
None	711	101,931,839.51	28.33	9.315	78.29	636	88.87	73.65	3.26
3% 2% 1% of Orig. Bal	113	23,893,476.65	6.64	8.029	16.94	628	80.24	84.09	0.60
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	96	22,199,373.74	6.17	8.727	77.31	624	86.74	65.20	7.06
2% of UPB	33	4,870,872.18	1.35	8.824	88.78	609	87.51	73.66	6.60
Other	63	11,406,649.39	3.17	8.891	56.07	622	84.30	60.63	0.00
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Full Documentation	1,625	$270,493,724.05	75.17%	8.526%	82.66%	613	85.40%	100.00%	1.69%
Stated Income/Stated Asset	250	64,900,051.95	18.03	8.955	94.55	665	91.67	0.00	6.26
Stated Income/Verified Asset	61	23,344,893.31	6.49	8.305	82.40	665	86.65	0.00	8.24
Lite Documentation	4	1,122,615.14	0.31	8.852	100.00	644	85.05	0.00	0.00
Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	2	$947,851.28	0.26%	5.247%	100.00%	619	80.00%	100.00%	0.00%
5.501 to 6.000	11	4,328,704.87	1.20	5.824	100.00	649	76.84	72.89	0.00
6.001 to 6.500	24	8,616,998.32	2.39	6.407	100.00	654	79.62	85.63	0.00
6.501 to 7.000	98	34,967,904.23	9.72	6.846	100.00	646	78.48	88.47	0.00
7.001 to 7.500	116	36,574,716.08	10.16	7.344	100.00	629	79.61	86.81	1.34
7.501 to 8.000	184	53,804,998.41	14.95	7.818	100.00	628	83.37	78.51	0.00
8.001 to 8.500	141	34,745,563.78	9.66	8.332	100.00	624	88.74	73.35	7.04
8.501 to 9.000	159	39,335,310.46	10.93	8.813	100.00	623	91.66	65.26	5.30
9.001 to 9.500	114	27,509,184.93	7.64	9.297	100.00	632	94.12	45.75	9.42
9.501 to 10.000	100	20,296,890.66	5.64	9.834	100.00	633	95.63	48.50	0.33
10.001 to 10.500	191	23,315,400.22	6.48	10.297	100.00	603	90.73	73.51	4.75
10.501 to 11.000	143	14,526,045.65	4.04	10.766	100.00	587	88.07	79.50	2.70
Greater than 11.000	86	6,345,595.96	1.76	11.537	100.00	577	86.59	77.37	3.85
Subtotal (ARM Loans):	1,369	$305,315,164.85	84.84%	8.435%	100.00%	626	86.47%	73.23%	3.09%

Fixed Rate Loans:
6.001 to 6.500	3	$1,361,959.52	0.38%	6.470%	0.00%	640	81.22%	100.00%	0.00%
6.501 to 7.000	8	2,320,143.50	0.64	6.869	0.00	679	72.32	85.64	0.00
7.001 to 7.500	19	5,451,453.17	1.51	7.301	0.00	633	78.55	81.53	0.00
7.501 to 8.000	22	6,951,018.14	1.93	7.853	0.00	629	78.49	84.34	0.00
8.001 to 8.500	23	7,159,269.67	1.99	8.288	0.00	627	80.82	61.32	4.44
8.501 to 9.000	49	5,975,820.49	1.66	8.823	0.00	617	84.10	74.07	11.13
9.001 to 9.500	19	2,273,775.67	0.63	9.280	0.00	605	86.48	100.00	0.00
9.501 to 10.000	26	2,775,819.37	0.77	9.806	0.00	616	92.34	83.64	2.12
10.001 to 10.500	24	2,019,971.64	0.56	10.282	0.00	593	91.35	97.51	0.00
10.501 to 11.000	71	4,079,694.13	1.13	10.775	0.00	672	99.00	96.82	0.00
Greater than 11.000	307	14,177,194.30	3.94	12.113	0.00	612	98.31	98.13	0.59
Subtotal (Fixed Rate):	571	$54,546,119.60	15.16%	9.460%	0.00%	626	87.42%	85.98%	2.06%

Total:	1,940	$359,861,284.45	100.00%	8.590%	84.84%	626	86.61%	75.17%	2.93%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
3.001 - 3.500	1	$698,136.95	0.23%	6.625%	100.00%	706	80.00%	100.00%	0.00%
3.501 - 4.000	49	15,247,254.31	4.99	6.847	100.00	660	76.63	97.69	0.00
4.001 - 4.500	247	66,650,723.80	21.83	7.359	100.00	634	78.85	84.67	0.00
4.501 - 5.000	147	39,872,960.33	13.06	7.705	100.00	626	80.20	79.35	1.23
5.001 - 5.500	119	35,269,242.71	11.55	8.238	100.00	622	85.98	78.90	4.32
5.501 - 6.000	157	39,193,806.83	12.84	8.620	100.00	624	91.35	66.88	3.00
6.001 - 6.500	591	97,949,435.78	32.08	9.604	100.00	617	93.38	61.95	5.13
6.501 - 7.000	31	5,067,810.87	1.66	9.417	100.00	638	94.22	40.21	0.00
7.001 - 7.500	18	3,427,647.33	1.12	9.624	100.00	608	88.97	73.44	35.37
7.501 - 8.000	7	1,655,856.74	0.54	9.620	100.00	628	92.93	32.36	0.00
8.501 - 9.000	2	282,289.20	0.09	9.809	100.00	641	94.12	41.18	0.00
Total:	1,369	$305,315,164.85	100.00%	8.435%	100.00%	626	86.47%	73.23%	3.09%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
2.000	11	$2,695,384.92	0.88%	9.505%	100.00%	606	86.26%	81.97%	39.71%
3.000	1,358	302,619,779.93	99.12	8.425	100.00	626	86.47	73.16	2.76
Total:	1,369	$305,315,164.85	100.00%	8.435%	100.00%	626	86.47%	73.23%	3.09%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1.000	1,362	$303,937,980.66	99.55%	8.428%	100.00%	626	86.50%	73.11%	3.10%
1.500	1	521,520.00	0.17	8.850	100.00	634	80.00	100.00	0.00
2.000	6	855,664.19	0.28	10.697	100.00	561	79.29	100.00	0.00
Total:	1,369	$305,315,164.85	100.00%	8.435%	100.00%	626	86.47%	73.23%	3.09%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
10.501 - 11.000	1	$435,869.28	0.14%	4.950%	100.00%	582	80.00%	100.00%	0.00%
11.001 - 11.500	1	511,982.00	0.17	5.500	100.00	651	80.00	100.00	0.00
11.501 - 12.000	11	4,328,704.87	1.42	5.824	100.00	649	76.84	72.89	0.00
12.001 - 12.500	24	8,616,998.32	2.82	6.407	100.00	654	79.62	85.63	0.00
12.501 - 13.000	98	34,967,904.23	11.45	6.846	100.00	646	78.48	88.47	0.00
13.001 - 13.500	116	36,574,716.08	11.98	7.344	100.00	629	79.61	86.81	1.34
13.501 - 14.000	184	53,804,998.41	17.62	7.818	100.00	628	83.37	78.51	0.00
14.001 - 14.500	141	34,745,563.78	11.38	8.332	100.00	624	88.74	73.35	7.04
14.501 - 15.000	158	38,813,790.46	12.71	8.813	100.00	623	91.82	64.80	5.38
15.001 - 15.500	114	27,509,184.93	9.01	9.297	100.00	632	94.12	45.75	9.42
15.501 - 16.000	100	20,730,372.08	6.79	9.809	100.00	634	95.27	49.58	0.32
16.001 - 16.500	191	23,315,400.22	7.64	10.297	100.00	603	90.73	73.51	4.75
16.501 - 17.000	144	14,614,084.23	4.79	10.761	100.00	587	88.09	79.63	2.68
17.001 - 17.500	48	3,455,055.04	1.13	11.262	100.00	588	89.07	71.78	4.25
17.501 - 18.000	30	2,346,702.76	0.77	11.747	100.00	568	84.08	81.86	4.16
18.001 - 18.500	6	448,033.03	0.15	12.283	100.00	548	83.06	92.11	0.00
18.501 - 19.000	2	95,805.13	0.03	12.784	100.00	545	75.19	100.00	0.00
Total:	1,369	$305,315,164.85	100.00%	8.435%	100.00%	626	86.47%	73.23%	3.09%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
<= 5.500	554	$154,421,381.86	50.58%	7.576%	100.00%	632	80.51%	84.00%	1.30%
5.501 - 6.000	142	36,149,219.63	11.84	8.572	100.00	624	91.70	67.59	3.25
6.001 - 6.500	563	92,775,030.50	30.39	9.617	100.00	617	93.63	61.75	5.17
6.501 - 7.000	25	3,985,166.29	1.31	9.321	100.00	646	95.39	38.71	0.00
7.001 - 7.500	11	1,932,382.65	0.63	9.287	100.00	597	84.07	78.03	7.35
7.501 - 8.000	9	2,879,941.35	0.94	7.943	100.00	630	82.02	68.46	0.00
8.001 - 8.500	4	1,410,147.75	0.46	8.256	100.00	630	92.27	62.76	41.43
8.501 - 9.000	9	1,759,812.46	0.58	8.812	100.00	631	83.99	70.89	0.00
9.001 - 9.500	14	3,908,524.55	1.28	9.290	100.00	614	90.79	41.06	12.43
9.501 - 10.000	11	2,369,393.65	0.78	9.805	100.00	641	94.00	38.71	0.00
10.001 - 10.500	19	2,910,528.43	0.95	10.257	100.00	599	88.45	68.09	7.71
10.501 - 11.000	7	735,495.40	0.24	10.703	100.00	608	90.21	69.00	0.00
11.001 - 11.500	1	78,140.33	0.03	11.080	100.00	720	95.00	0.00	0.00
Total:	1,369	$305,315,164.85	100.00%	8.435%	100.00%	626	86.47%	73.23%	3.09%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of ARM Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original LTV (%)	Full Doc (%)	% MI
1 - 12	9	$1,541,752.58	0.50%	9.929%	100.00%	606	81.56%	76.63%	6.14%
13 - 24	1,322	293,746,038.43	96.21	8.445	100.00	626	86.70	73.27	3.18
25 - 36	38	10,027,373.84	3.28	7.908	100.00	637	80.37	71.58	0.00
Total:	1,369	$305,315,164.85	100.00%	8.435%	100.00%	626	86.47%	73.23%	3.09%